As filed with the Securities and Exchange Commission on June 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWMONT GOLDCORP CORPORATION	NEWMONT USA LIMITED
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

1040	1040
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

84-1611629	13-2526632
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

6363 South Fiddler’s Green Circle Greenwood Village, Colorado 80111 (303) 863-7414 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	6363 South Fiddler’s Green Circle Greenwood Village, Colorado 80111 (303) 863-7414 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Nancy Lipson
Executive Vice President and General Counsel
 Newmont Goldcorp Corporation
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111
(303) 863-7414
(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Laura M. Sizemore

David M. Johansen

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company	☐
			Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
3.625% Notes due 2021	$472,434,000	(4)	100%	$472,434,000	$57,259.00
Guarantee of the 3.625% Notes due 2021	—		—	—	—	(3)
3.700% Notes due 2023	$810,243,000	(5)	100%	$810,243,000	$98,201.45
Guarantee of the 3.700% Notes due 2023	—		—	—	—	(3)
5.450% Notes due 2044	$443,639,000	(6)	100%	$443,639,000	$53,769.05
Guarantee of the 5.450% Notes due 2044	—		—	—	—	(3)
Total	$1,726,316,000			$1,726,316,000	$209,229.50

(1)             Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)             The registration fee has been calculated under Rule 457(f) of the Securities Act.

(3)             Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

(4)             Represents the maximum principal amount at maturity of 3.625% Notes due 2021 that may be issued pursuant to the exchange offer described in this registration statement.

(5)             Represents the maximum principal amount at maturity of 3.700% Notes due 2023 that may be issued pursuant to the exchange offer described in this registration statement.

(6)             Represents the maximum principal amount at maturity of 5.450% Notes due 2044 that may be issued pursuant to the exchange offer described in this registration statement.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2019.

PROSPECTUS

NEWMONT GOLDCORP CORPORATION

Offers to Exchange

Any and all of the outstanding 3.625% Notes due 2021
for registered 3.625% Notes due 2021

Any and all of the outstanding 3.700% Notes due 2023
for registered 3.700% Notes due 2023

Any and all of the outstanding 5.450% Notes due 2044
for registered 5.450% Notes due 2044

On April 22, 2019, we issued (i) $472,434,000 aggregate principal amount of 3.625% Notes due 2021, (ii) $810,243,000 aggregate principal amount of 3.700% Notes due 2023 and (iii) $443,639,000 aggregate principal amount of 5.450% Notes due 2044 (collectively, the “Existing Notes”), in private placements. We are offering to exchange (the “Exchange Offers”) all of the issued and outstanding Existing Notes for newly issued and registered notes (collectively, the “Registered Notes”).  As used herein, the term “Notes” shall mean the Registered Notes together with the Existing Notes.

The Registered Notes will have substantially identical terms to the Existing Notes, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series. The Registered Notes will initially be guaranteed on a senior unsecured basis by Newmont USA Limited, which guarantees the Existing Notes. Each guarantee constitutes a separate security offered by Newmont USA Limited.

Each series of Registered Notes will be part of the same corresponding series of the Existing Notes and will be issued under the same base indenture. The Registered Notes will be exchanged for Existing Notes of the corresponding series in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Registered Notes in the Exchange Offers.

The Exchange Offers expire at 5:00 p.m. New York City time on         , 2019, unless extended (the “Expiration Date”). You may withdraw tenders of Existing Notes at any time prior to the expiration of the Exchange Offers.

We do not intend to list the Registered Notes on any securities exchange or any automated quotation system.

Our common shares trade on The New York Stock Exchange under the symbol “NEM.”

See “Risk Factors” beginning on page 11 for a discussion of risk factors that you should consider prior to tendering your Existing Notes in the Exchange Offers as well as the risk factors and other information contained or incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2019

This prospectus may only be used where it is legal to make the Exchange Offers and by a broker-dealer for resales of Registered Notes acquired in the Exchange Offers where it is legal to do so.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Newmont Goldcorp Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111, Attn: Newmont Investor Relations, (303) 837-5484, jessica.largent@newmont.com. In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than           , 2019, which is five full business days before you must make a decision regarding the Exchange Offers.

In making a decision regarding the Exchange Offers, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

None of Newmont Goldcorp Corporation, the Exchange Agent or any affiliate of any of them makes any recommendation as to whether or not holders of Existing Notes should exchange their Existing Notes for Registered Notes in response to the Exchange Offers.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Each broker-dealer that receives Registered Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Existing Notes where such Registered Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available, upon request, to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including information incorporated by reference herein) are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provided for under these sections.  Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “estimate(s),” “should,” “intend(s)” and similar expressions are intended to identify forward-looking statements.  Our forward-looking statements may include, without limitation:

•                  estimates regarding future earnings and the sensitivity of earnings to gold, copper and other metal prices;

•                  estimates of future mineral production and sales;

•                  estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis;

•                  estimates of future cash flows and the sensitivity of cash flows to gold and other metal prices;

•                  estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

•                  estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates;

•                  estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

•                  statements regarding the availability of, and terms and costs related to, future borrowing or financing and expectations regarding future debt repayments or debt tender transactions;

•                  estimates regarding future exploration expenditures, results and reserves;

•                  statements regarding fluctuations in financial and currency markets;

•                  estimates regarding potential cost savings, productivity, operating performance and ownership and cost structures;

•                  expectations regarding statements regarding transactions, including, without limitation, statements related to recent and future acquisitions and joint ventures, projected timing benefits, synergies and costs and related matters;

•                  expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

•                  statements regarding future hedge and derivative positions or modifications thereto;

•                  statements regarding political, economic or governmental conditions and environments;

•                  statements regarding the impacts of changes in the legal and regulatory environment in which we operate;

•                  estimates of future costs, accruals for reclamation costs and other liabilities for certain environmental matters, including without limitation with respect to our Yanacocha operation;

•                  estimates of income taxes and expectations relating to tax contingencies or tax audits; and

•                  estimates of pension and other post-retirement costs.

i

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements.  Such risks include, but are not limited to:

•                  the risk that the cost savings and any other synergies from acquisitions or joint ventures may not be fully realized or may take longer to realize than expected or the risks associated with any unforeseen liabilities from such acquisitions or joint ventures;

•                  the price of gold, copper and other metal prices and commodities;

•                  the cost of operations;

•                  currency fluctuations;

•                  geological and metallurgical assumptions;

•                  operating performance of equipment, processes and facilities;

•                  labor relations;

•                  timing of receipt of necessary governmental permits or approvals;

•                  domestic and foreign laws or regulations, particularly relating to the environment, mining and processing;

•                  changes in tax laws;

•                  domestic and international economic and political conditions;

•                  our ability to obtain or maintain necessary financing; and

•                  other risks and hazards associated with mining operations.

The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents.  More detailed information regarding these factors is included in the section titled “Risk Factors” on page 11 of this prospectus and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as applicable in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and in our Annual Report on Form 10-K for the year ended December 31, 2018, each of which is incorporated by reference in this prospectus and in our reports and other documents on file with the SEC.  Many of these factors are beyond our ability to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or the documents incorporated by reference in this prospectus. This summary, does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding our Company and the Registered Notes appearing elsewhere in this prospectus or the documents incorporated by reference in this prospectus. You should also carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” in this prospectus or the documents incorporated by reference in this prospectus, and the consolidated financial statements and the related notes incorporated by reference in this prospectus, before making a decision regarding the Exchange Offers.

In this prospectus, except as the context otherwise requires or as otherwise indicated, (1) references to “Newmont Goldcorp Corporation,” “Newmont Goldcorp,” “Newmont,” “we,” “us” and “our” refer to Newmont Goldcorp Corporation together with its consolidated subsidiaries; (2) references to the “Subsidiary Guarantor” or “Newmont USA” refer to Newmont USA Limited, together with its subsidiaries; and (3) references to “Goldcorp” refer to our wholly-owned subsidiary, Goldcorp Inc., together with its subsidiaries.

Newmont Goldcorp Corporation

Overview

Newmont is one of the world’s largest gold producers and is the only gold company included in the S&P 500 Index and Fortune 500. We have been included in the Dow Jones Sustainability Index-World for 12 consecutive years and have adopted the World Gold Council’s Conflict-Free Gold Policy. We are also engaged in the exploration for and acquisition of gold and copper properties. We have significant operations and/or assets in the United States (“U.S.”), Canada, Mexico, Australia, Argentina, Peru, Ghana and Suriname.

We continue to focus on improving safety and efficiency at our operations, maintaining leading environmental, social and governance practices, and building a stronger portfolio of longer-life, lower cost mines to generate the financial flexibility we need to fund our best projects, reduce debt, and return cash to shareholders.

Our common stock is traded on the New York Stock Exchange under the symbol “NEM” and on the Toronto Stock Exchange under the symbol “NGT.” Our principal executive offices are located at 6363 South Fiddler’s Green Circle, Greenwood Village 80111, Colorado, and our telephone number at that location is (303) 863-7414.

On January 14, 2019, we entered into a definitive agreement (as amended by the first amendment to the arrangement agreement, dated as of February 19, 2019, the “Arrangement Agreement”), in connection with our acquisition of Goldcorp, which closed on April 18, 2019 (the “Arrangement”). Under the terms of the Arrangement Agreement, Newmont acquired all outstanding common shares of Goldcorp in a primarily stock transaction (the “Newmont Goldcorp transaction”). Under the terms of the Arrangement Agreement, Goldcorp shareholders received approximately 285 million shares of Newmont common stock valued at $9.4 billion on the date of close and approximately $17 million in cash consideration. As of the closing date, the combined company is known as Newmont Goldcorp Corporation, continuing to be traded on the New York Stock Exchange under the ticker NEM and listed on the Toronto Stock Exchange under the ticker NGT.

At the time of the Newmont Goldcorp transaction, Goldcorp had outstanding an aggregate principal amount of $2 billion in notes consisting of: (i) $550 million aggregate principal amount of 3.625% Notes due 2021, (ii) $1 billion aggregate principal amount of 3.700% Notes due 2023 and (iii) $450 million aggregate principal amount of 5.450% Notes due 2044, which we refer to collectively as the “Goldcorp Notes.” On April 22, 2019, we settled offers to exchange any and all outstanding Goldcorp Notes for (1) the Existing Notes issued by Newmont having the same maturity and interest rates as the Goldcorp Notes and (2) cash. Approximately 86%, or approximately $1.7 billion, of the Goldcorp Notes were tendered and accepted in the exchange offers, and we issued the Existing Notes pursuant to the exchange offers.

Newmont USA

Newmont USA is a Delaware limited liability company and a wholly owned subsidiary of Newmont. A substantial portion of the operations of Newmont are currently conducted through Newmont USA.

The Exchange Offers

The Exchange Offers

We are offering to exchange up to: (i) $472,434,000 aggregate principal amount of newly issued and registered 3.625% 2021 Notes (the “Registered 2021 Notes”) for an equal principal amount of our outstanding 3.625% 2021 Notes (the “Existing 2021 Notes”), (ii) $810,243,000 aggregate principal amount of newly issued and registered 3.700% 2023 Notes (the “Registered 2023 Notes”) for an equal principal amount of our outstanding 3.700% 2023 Notes (the “Existing 2023 Notes”) and (iii) $443,639,000 aggregate principal amount of newly issued and registered 5.450% 2044 Notes (the “Registered 2044 Notes” and, together with the Registered 2021 Notes and the Registered 2023 Notes, the “Registered Notes”) for an equal principal amount of our outstanding 5.450% 2044 Notes (the “Existing 2044 Notes” and, together with the Existing 2021 Notes and the Existing 2023 Notes, the “Existing Notes”).

Purpose of the Exchange Offers

The Registered Notes are being offered to satisfy our obligations under the registration rights agreement entered into at the time we issued and sold the Existing Notes by and among us, as issuer, Newmont USA as guarantor, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as dealer managers (the “Registration Rights Agreement”). Subject to limited exceptions, after the Exchange Offers are complete, you will not have any further rights under the Registration Rights Agreement, including any right to require us to register any of the Existing Notes that you do not exchange, to file a shelf registration statement to cover resales of the Existing Notes or to pay you the additional interest we agreed to pay to holders of Existing Notes if we failed to satisfy our obligations under the Registration Rights Agreement.

The Notes

The Registered Notes will have substantially identical terms to the Existing Notes, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series. The Registered Notes will initially be guaranteed on a senior unsecured basis by Newmont USA, which guarantees the Existing Notes. Each guarantee constitutes a separate security offered by Newmont USA Limited. Each series of Registered Notes will be part of the same corresponding series of the Existing Notes and will be issued under the same base indenture. Holders of Existing Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

As used herein, the term “Notes” shall mean the Registered Notes together with the Existing Notes, the “2021 Notes” shall mean the Existing 2021 Notes together with the Registered 2021 Notes, the “2023 Notes” shall mean the Existing 2023 Notes together with the Registered 2023 Notes and the “2044 Notes” shall mean the Existing 2044 Notes together with the Registered 2044 Notes.

Denomination	The Registered Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing Notes will be accepted if it results in the issuance of less than $2,000 principal amount of Registered Notes.

Expiration Date

The Exchange Offers will expire at 5:00 p.m., New York City time, on         , 2019 (the “Expiration Date”), unless we extend it, in which case Expiration Date means the latest date and time to which the Exchange Offers are extended.

Settlement Date	The Settlement Date for the Exchange Offers will be promptly after the Expiration Date.

Procedures for Tendering the Existing Notes

If you wish to accept the Exchange Offers, you must tender your Existing Notes and do the following on or prior to the Expiration Date:

•                                          if Existing Notes are tendered in accordance with the book-entry procedures described under “The Exchange Offers— Book-Entry Delivery Procedures for Tendering Existing Notes Held with DTC,” transmit an Agent’s Message to the Exchange Agent through the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”), or

•                                          transmit a properly completed and duly executed letter of transmittal, or a facsimile copy thereof, to the Exchange Agent, including all other documents required by the letter of transmittal.

See “The Exchange Offers—Procedures for Tendering.”

Consequences of Failure to Exchange the Existing Notes

You will continue to hold Existing Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Existing Notes or you tender your Existing Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Existing Notes after we consummate the Exchange Offers. See “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Consequences of Failure To Exchange.”

Conditions to the Exchange Offers

The Exchange Offers are subject to several customary conditions. We will not be required to accept for exchange, or to issue any Registered Notes in exchange for, any Existing Notes, and we may terminate or amend the Exchange Offers with respect to one or more series of the Notes if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC. The foregoing conditions are for our sole benefit and may be waived by us at any time. In addition, we will not accept for exchange any Existing Notes tendered, and no Registered Notes will be issued in exchange for any such Existing Notes, if at any time any stop order is threatened or in effect with respect to:

•                                          the registration statement of which this prospectus constitutes a part; or

•                                          the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

See “The Exchange Offers—Conditions to the Exchange Offers.” We reserve the right to terminate or amend the Exchange Offers at any time prior to the Expiration Date upon the occurrence of any of the foregoing events. If we make a material change to the terms of the Exchange Offers, we will, to the extent required by law, disseminate additional offer materials and extend the Exchange Offers.

Withdrawal Rights

Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Existing Notes, a notice of withdrawal must be actually received by the Exchange Agent at its address set forth in “The Exchange Offers—Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer—Withdrawal.”

Registration Rights Agreement

We have undertaken the Exchange Offers pursuant to the terms of the Registration Rights Agreement. Under the Registration Rights Agreement, Newmont agreed, among other things, to consummate an exchange offer for the Existing Notes pursuant to an effective registration statement or to cause resales of the Existing Notes to be registered. We have filed this registration statement to meet our obligations under the Registration Rights Agreement. If we fail to satisfy certain obligations under the Registration Rights Agreement, we are required to pay additional interest to holders of the Existing Notes under specified circumstances. See “Registration Rights.”

Resale of the Registered Notes

We believe the Registered Notes that will be issued in the Exchange Offers may be resold by most investors without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Each broker-dealer that receives Registered Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. You should read the discussions under “The Exchange Offers” and “Plan of Distribution” for further information regarding the Exchange Offers and resale of the Registered Notes.

Acceptance of Existing Notes for Exchange and Delivery of Registered Notes

Except in some circumstances, any and all Existing Notes that are validly tendered in the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The Registered Notes issued pursuant to the Exchange Offers will be delivered promptly after such acceptance. See “The Exchange Offers— Acceptance of Existing Notes for Exchange and Delivery of Registered Notes.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the Exchange Agent (the “Exchange Agent”).

Certain United States Federal Income Tax Considerations

We believe that the exchange of the Existing Notes for the Registered Notes will not constitute a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

The Registered Notes

The following is a brief summary of the principal terms of the Registered Notes. The terms of each series of the Registered Notes are identical in all material respects to those of the corresponding series of the Existing Notes except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Registered Notes and the terms and provisions of the indenture that governs the Existing Notes and will govern the Registered Notes (the “Indenture”), see “Description of the Registered Notes.”

Issuer	Newmont Goldcorp Corporation, a corporation duly organized and existing under the laws of the State of Delaware.

Subsidiary Guarantor	Newmont USA Limited, a corporation duly organized and existing under the laws of the State of Delaware.

Securities Offered

Up to $472,434,000 aggregate principal amount of Registered 2021 Notes.

Up to $810,243,000 aggregate principal amount of Registered 2023 Notes.

Up to $443,639,000 aggregate principal amount of Registered 2044 Notes.

Maturity Dates	The Registered 2021 Notes will mature on June 9, 2021. The Registered 2023 Notes will mature on March 15, 2023. The Registered 2044 Notes will mature on June 9, 2044.

Interest Rate	The Registered 2021 Notes will bear interest at 3.625% per year. The Registered 2023 Notes will bear interest at 3.700% per year. The Registered 2044 Notes will bear interest at 5.450% per year.

Interest Payment Dates

We will pay interest on the Registered 2021 Notes on June 9 and December 9 of each year, commencing on December 9, 2019.

We will pay interest on the Registered 2023 Notes on March 15 and September 15 of each year, commencing on September 15, 2019.

We will pay interest on the Registered 2044 Notes on June 9 and December 9 of each year, commencing on December 9, 2019.

The Registered Notes of each series will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Existing Notes accepted in the Exchange Offers; provided that interest will only accrue with respect to the aggregate principal amount of Registered Notes a holder receives, which may be less than the principal amount of Existing Notes tendered for exchange. Except as set forth above, no accrued but unpaid interest will be paid with respect to Existing Notes tendered for exchange.

Optional Redemption	We may redeem the Registered Notes, in whole or in part, at any time or from time to time at the redemption prices set forth under “Description of the Registered Notes—Optional Redemption.”

Change of Control Repurchase Event

Upon the occurrence of a change of control repurchase event (as defined under “Description of the Registered Notes—Change of Control Repurchase Event”), we are required to make an offer to each holder of the Registered Notes to repurchase the Registered Notes at a price equal to 101% of the aggregate principal amount of the Registered Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Registered Notes—Change of Control Repurchase Event.”

Certain Covenants

Under the Indenture, we are subject to covenants limiting our ability to incur indebtedness secured by mortgages on our and any of our restricted subsidiaries’ principal properties or any shares of stock or debt of our restricted subsidiaries held by us or any restricted subsidiary without equally and ratably securing the Registered Notes. In addition, under the Indenture, our ability to engage in sale and leaseback transactions on our principal properties and our ability to merge, consolidate or transfer all or substantially all of our assets is also limited. See “Description of the Registered Notes—Certain Covenants.”

Neither we nor any of our subsidiaries are subject to any financial covenants under the Indenture. In addition, neither we nor any of our subsidiaries are restricted under the Indentures from incurring unsecured debt, paying dividends or issuing or repurchasing our securities.

These covenants are subject to a number of important exceptions and qualifications, which are described under “Description of the Registered Notes—Certain Covenants.”

Ranking

The Registered Notes will be our general senior unsecured obligations. The Registered Notes will rank equally in right of payment with all of our other senior unsecured indebtedness, will rank effectively junior to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all indebtedness and other liabilities of our non-guarantor subsidiaries, including any indebtedness of Goldcorp.

As of December 31, 2018, on an as further adjusted basis to give effect to (i) the consummation of the Newmont Goldcorp transaction and (ii) the issuance of the Existing Notes in an aggregate principal amount of approximately $1.7 billion:

•                                          we would have had total indebtedness (including the Existing Notes) of $6,541 million as of December 31, 2018;

•                                          we would have had secured indebtedness of $497 million as of December 31, 2018; and

•                                          our non-guarantor subsidiaries would have had total liabilities (including trade payables but excluding intercompany debt and reclamation and remediation liabilities) of $5,788 million as of December 31, 2018, all of which would have been structurally senior to the Registered Notes.

Subsidiary Guarantees

The Registered Notes will initially be guaranteed on a senior unsecured basis (the “Subsidiary Guarantees”) by the Subsidiary Guarantor.

The Subsidiary Guarantees will be general unsecured senior obligations of the Subsidiary Guarantor. The Subsidiary Guarantees will rank senior in right of payment to all of the indebtedness of the Subsidiary Guarantor that is expressly subordinated in right of payment to the Subsidiary Guarantees, will rank equally in right of payment with all of the unsecured indebtedness and liabilities of the Subsidiary Guarantor that are not so subordinated and will rank effectively junior to any secured indebtedness of the Subsidiary Guarantor, to the extent of the value of the assets securing such indebtedness. The Subsidiary Guarantees will be released under certain circumstances, including if the Subsidiary Guarantor sells or otherwise disposes of all or substantially all of its assets to a non-affiliate of Newmont or if the Subsidiary Guarantor ceases to guarantee more than $75 million of other indebtedness of Newmont. See “Description of the Registered Notes—Subsidiary Guarantees.”

As of December 31, 2018, on an as further adjusted basis to give effect to (i) the consummation of the Newmont Goldcorp transaction and (ii) the issuance of the Existing Notes in an aggregate principal amount of approximately $1.7 billion, the Subsidiary Guarantor would have guaranteed other indebtedness of Newmont that did not contain a similar fall-away provision of $594 million as of December 31, 2018.

DTC Eligibility

The Registered Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the Registered Notes—Book-Entry; Delivery and Form.”

Same-Day Settlement

Beneficial interests in the Registered Notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such beneficial interests will be settled in immediately available funds. See “Description of the Registered Notes—Same-Day Settlement in respect of the Notes Represented by Global Notes.”

No Listing of the Registered Notes	We do not intend to apply to list the Registered Notes on any securities exchange or to have the Registered Notes quoted on any automated quotation system.

Governing Law	The Registered Notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors

See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by holders of Existing Notes before tendering their Existing Notes pursuant to the Exchange Offers and investing in the Registered Notes.

RISK FACTORS

The terms of each series of Registered Notes are identical in all material respects to those of the corresponding series of Existing Notes, except that the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes. Before making a decision regarding the Registered Offers, you should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus, including the information in Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, Part II, Item 1A, “Risk Factors,” in our most recent Quarterly Report on Form 10-Q and subsequent filings made with the SEC and incorporated by reference in this prospectus, before making an investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. See “Forward-Looking Statements” in this prospectus.

Risks Related to the Exchange Offers

The Exchange Offers may not be consummated.

The Exchange Offers are subject to the satisfaction of certain conditions, including if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC (the “Staff”).  Even if the Exchange Offers are completed, any or all of them may not be completed on the schedule described in this prospectus.

Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive the Registered Notes, during which time those holders will not be able to effect transfers of their Existing Notes tendered in the applicable Exchange Offer.

If you fail to exchange your Existing Notes, they will continue to be restricted securities and will likely become less liquid.

Existing Notes that you do not tender, or we do not accept, will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the Registered Notes in exchange for the Existing Notes of the corresponding series pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Conditions to the Exchange Offers.”

Because we anticipate that all or substantially all holders of Existing Notes will elect to exchange their Existing Notes in these Exchange Offers, we expect that the market for any Existing Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Existing Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Existing Notes of the applicable series outstanding. If you do not tender your Existing Notes following the Exchange Offers, you generally will not have any further registration rights, and your Existing Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Existing Notes of each series is likely to be adversely affected.

Late deliveries of Existing Notes and other required documents could prevent a holder from exchanging its Existing Notes.

Holders are responsible for complying with all procedures of the Exchange Offers. The issuance of Registered Notes in exchange for Existing Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of Existing Notes who wish to exchange them for Registered Notes should allow sufficient time for timely completion of the Exchange Offers procedures. Neither we nor the Exchange Agent are obligated to extend the offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the Registered Notes may be restricted.

A broker-dealer that purchased Existing Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the Registered Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Registered Notes. See “Plan of Distribution.”

Risks Related to the Notes

The Registered Notes and the Subsidiary Guarantees will be effectively subordinated to all of our existing and future secured indebtedness and to all existing and future liabilities of our subsidiaries other than the Subsidiary Guarantor, which may adversely affect your ability to receive payments on the Registered Notes.

The Registered Notes will be general unsecured obligations of Newmont and only one of our subsidiaries, the Subsidiary Guarantor, will initially guarantee our obligations under the Registered Notes.  The Subsidiary Guarantees will be released under certain circumstances, including if the Subsidiary Guarantor sells or otherwise disposes of all or substantially all of its assets to a non-affiliate of Newmont or if the Subsidiary Guarantor ceases to guarantee more than $75 million of other indebtedness of Newmont. See “Description of the Registered Notes—Subsidiary Guarantees.” As of December 31, 2018, on an as further adjusted basis to give effect to (i) the consummation of the Newmont Goldcorp transaction and (ii) the issuance of the Existing Notes in an aggregate principal amount of approximately $1.7 billion, the Subsidiary Guarantor would have guaranteed other indebtedness of Newmont that did not contain a similar fall-away provision of $594 million as of December 31, 2018.

None of our other subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the Registered Notes. As a result, the Registered Notes will be effectively subordinated to claims of our secured creditors as well as to the liabilities of our non-guarantor subsidiaries, and the Subsidiary Guarantees will be effectively subordinated to the claims of the secured creditors of the Subsidiary Guarantor. We currently conduct a significant portion of our operations through our subsidiaries and our subsidiaries have significant liabilities. As of December 31, 2018, on an as further adjusted basis to give effect to (i) the consummation of the Newmont Goldcorp transaction and (ii) the issuance of the Existing Notes in an aggregate principal amount of approximately $1.7 billion, our non-guarantor subsidiaries would have had $5,788 million as of December 31, 2018 of total liabilities (including trade payables but excluding intercompany debt and reclamation and remediation liabilities), all of which would have been structurally senior to the Registered Notes.  Our cash flow and our ability to service our indebtedness, including the Registered Notes, therefore partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Except for the Subsidiary Guarantor, our subsidiaries will have no obligation to pay any amounts due on the Registered Notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our non-guarantor subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Registered Notes to participate in those assets, will be effectively subordinated to the claims of such non-guarantor subsidiaries’ creditors, including trade creditors and preferred stockholders, if any. The Registered Notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our non-guarantor subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our nonguarantor subsidiaries and any indebtedness of our non-guarantor subsidiaries senior to indebtedness held by us.

In addition, the Registered Notes are not secured by any of our assets or those of our subsidiaries. As a result, the Registered Notes are effectively subordinated to any secured indebtedness we or our subsidiaries may incur, to the extent of the value of the assets securing such indebtedness.  As of December 31, 2018, on an as further adjusted basis to give effect to (i) the consummation of the Newmont Goldcorp transaction and (ii) the issuance of the Existing Notes in an aggregate principal amount of approximately $1.7 billion, we would have had $497 million as of December 31, 2018 of secured indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured indebtedness may assert rights against any assets securing such indebtedness in order to receive full payment of their indebtedness before those assets may be used to pay the holders of the Registered Notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the Registered Notes.

The Indenture contains limited restrictive covenants and we may incur substantially more indebtedness or take other actions which may affect our ability to satisfy our obligations under the Registered Notes.

The Indentures will not contain any financial or operating covenants or restrictions on the incurrence of indebtedness, the payments of dividends or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the Registered Notes will not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.

Our ability to recapitalize, incur additional indebtedness and take a number of other actions that will not be limited by the terms of the Indenture could have the effect of diminishing our ability to make payments on the Registered Notes when due and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

An active trading market for the Registered Notes may not develop.

The Registered Notes of each series are a new issue of securities with no established trading market.  We do not intend to apply for listing of the Registered Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Registered Notes of any series will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the Registered Notes. Further, there can be no assurance as to the liquidity of any market that may develop for the Registered Notes, your ability to sell the Registered Notes or the price at which you will be able to sell the Registered Notes. Future trading prices of the Registered Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Registered Notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•                  the time remaining to the maturity of the Registered Notes;

•                  the outstanding amount of the Registered Notes;

•                  the terms related to optional redemption of the Registered Notes; and

•                  the level, direction and volatility of market interest rates generally.

We may choose to redeem any series of Registered Notes prior to maturity.

We may redeem the Registered Notes of any series, in whole or in part, at any time or from time to time. See “Description of the Registered Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate on the Registered Notes being redeemed.

We may be unable to repurchase the Registered Notes upon a change of control repurchase event.

If we experience a change of control and the Registered Notes experience a specified credit rating decline, we will be required to offer to repurchase the Registered Notes for cash at a price equal to 101% of the principal amount of the Registered Notes plus accrued and unpaid interest, if any, to the date of repurchase in order to avoid an event of default under the Indenture. See “Description of the Registered Notes—Change of Control Repurchase Event.” A change of control may also require us to purchase certain of our other indebtedness and give rise to the early termination of our primary revolving credit facility. In the event of a change of control and, in certain prescribed circumstances a specified credit rating decline relating to our indebtedness, we may not have sufficient funds to purchase all of the affected indebtedness and to repay the amounts owing under our primary revolving credit facility.

Registered Notes may receive a lower rating than anticipated.

If one or more rating agencies assign the Registered Notes ratings lower than the ratings expected by investors, or reduce their respective ratings in the future, the market price of the Registered Notes of such series would be harmed.

Current global financial conditions could adversely affect the availability of new financing and our operations.

Current global financial conditions have been characterized by increased market volatility and uncertainty. These factors may adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us or at all. In addition, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted.

The Subsidiary Guarantees could be voided if they constitute a fraudulent transfer under United States bankruptcy or similar state law, which would prevent the holders of the Registered Notes from relying on the Subsidiary Guarantor to satisfy their claims.

Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, the Subsidiary Guarantees can be voided, or claims under the Subsidiary Guarantees may be subordinated to all other indebtedness of the Subsidiary Guarantor if, among other things, the Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by the Subsidiary Guarantees or, in some states, when payments become due under the Subsidiary Guarantees, received less than reasonably equivalent value or fair consideration for the incurrence of the Subsidiary Guarantees and:

•                  was insolvent or rendered insolvent by reason of such incurrence;

•                  was engaged in a business or transaction for which the Subsidiary Guarantor’s remaining assets constituted unreasonably small capital; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The Subsidiary Guarantees may also be voided, without regard to the above factors, if a court found that the Subsidiary Guarantor entered into the Subsidiary Guarantees with the actual intent to hinder, delay or defraud its creditors. A court would likely find that the Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for the Subsidiary Guarantees if the Subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of the Registered Notes. If a court were to void the Subsidiary Guarantees with respect to the Registered Notes, the holders of the Registered Notes would no longer have a claim against the Subsidiary Guarantor. Sufficient funds to repay the Registered Notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from the Subsidiary Guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, the Subsidiary Guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•                  it could not pay its debts as they became due.

The Subsidiary Guarantees for the Registered Notes will contain a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under the Subsidiary Guarantees to be a fraudulent transfer. See “Description of the Registered Notes—Subsidiary Guarantees.” This provision may not be effective to protect the Subsidiary Guarantees from being voided under fraudulent transfer law.

Risks Related to the Combined Company Following the Newmont Goldcorp Transaction

On April 18, 2019, Newmont closed its acquisition of Goldcorp (the “Newmont Goldcorp Transaction”) following receipt of all regulatory approvals and approval by Newmont’s and Goldcorp’s shareholders of the resolutions at the shareholder meetings on April 11 and April 4, 2019, respectively. The Newmont Goldcorp Transaction could subject us to significant risks, including those described below.

Significant demands will be placed on the combined company as a result of the combination.

As a result of the Newmont Goldcorp Transaction, significant demands will be placed on the managerial, operational and financial personnel and systems of Newmont. We cannot provide any assurance that the systems, procedures and controls of Newmont will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the combination. The future operating results of Newmont will be affected by the ability of our officers and key employees to manage changing business conditions, to integrate Newmont and Goldcorp, to implement a new business strategy and to improve our operational and financial controls and reporting systems.

We may not realize the anticipated benefits of the Newmont Goldcorp Transaction and the integration of Goldcorp and Newmont may not occur as planned.

The Newmont Goldcorp Transaction has been agreed with the expectation that its completion will result in an increase in sustained profitability, cost savings and enhanced growth opportunities for Newmont. These anticipated benefits will depend in part on whether Goldcorp’s and Newmont’s operations can be integrated in an efficient and effective manner. A significant number of operational and strategic decisions and certain staffing decisions with respect to integration of the two companies have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies which may be geographically separated, anticipated and unanticipated liabilities, unanticipated costs (including substantial capital expenditures required by the integration) and the loss of key employees.

The performance of Newmont’s operations after completion of the Newmont Goldcorp Transaction could be adversely affected if, among other things, Newmont is not able to achieve the anticipated savings and synergies expected to be realized in entering the Newmont Goldcorp Transaction, or retain key employees to assist in the integration and operation of Goldcorp and Newmont. The integration of Newmont and Goldcorp may pose special risks, including one-time write-offs, restructuring charges and unanticipated costs. In addition, the integration process could result in diversion of the attention of management and disruption of existing relationships with suppliers, employees, customers and other constituencies of Newmont. Although Newmont and its advisors have conducted due diligence on the operations of Goldcorp, there can be no guarantee that Newmont is aware of any and all liabilities of Goldcorp.  For example, the compliance mechanisms and monitoring programs adopted and implemented by Goldcorp prior to the Newmont Goldcorp Transaction may not adequately prevent or detect possible violations of environmental, health and safety, taxes, employment, labor standards, money laundering, terrorist financing and other applicable laws and failure by Goldcorp to comply with any of the foregoing legislation prior to the Newmont Goldcorp Transaction could result in severe criminal or civil sanctions and may subject Newmont to other liabilities, including fines, prosecution and reputational damage, all of which could have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of Newmont. As a result of these factors, it is possible that certain benefits expected from the Newmont Goldcorp Transaction may not be realized.

Goldcorp’s public filings were subject to Canadian disclosure standards, which differ from SEC disclosure requirements.

Prior to the Newmont Goldcorp Transaction, Goldcorp’s mineral reserves and mineral resource estimates were prepared in accordance with the disclosure standards of National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining and Metallurgy Classification system under Canadian securities laws, which differ from the requirements of United States securities laws.

Industry Guide 7 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions. For example, the terms “Mineral Reserve,” “Proven Mineral Reserve” and “Probable Mineral Reserve” are Canadian mining terms as defined in NI 43-101, and these definitions differ from the definitions in Industry Guide 7. The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed in accordance with NI 43-101, but these terms are not defined terms under Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred mineral resources” under NI 43-101 have a great amount of uncertainty as to the existence of such resources and their economic and legal feasibility. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. By contrast, under Industry Guide 7 standards, a “final or “bankable” feasibility study is typically required to report reserves or cash flow analysis to designate reserves. Further, under Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.

Expectations regarding the combined mineral reserves and mineral resources of Newmont and Goldcorp following the closing of the Newmont Goldcorp Transaction remain subject to adjustment, pending continuing review of Goldcorp’s mineral resources in accordance with SEC Industry Guide 7 standards. Future adjustment may occur due to differing standards, required study levels, price assumptions, future divestments and acquisitions and other factors.

SUMMARY OF SIGNIFICANT IFRS TO U.S. GAAP DIFFERENCES

The financial information of Goldcorp incorporated by reference into this prospectus has been prepared and presented in accordance with International Financial Reporting Standards (as issued by the International Accounting Standards Board) (“IFRS”). Certain differences exist between IFRS and U.S. GAAP, which might be material to the financial information incorporated by reference into this prospectus.

The principal differences between U.S. GAAP and IFRS which might be material in the preparation of Goldcorp’s consolidated financial statements are described below. The following summary does not include all differences that exist between IFRS and U.S. GAAP and is not intended to provide a comprehensive listing of all such differences specifically related to Newmont, Goldcorp or the industry in which we operate.

The differences described below reflect only those differences in accounting policies in force at the time of the preparation of the historical financial information of Goldcorp. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.

Impairment of Long-Lived Assets

Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under U.S. GAAP, the asset group is first tested for recoverability by determining if its carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined to not be recoverable, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.

Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of the cash generating unit carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.

Mine Development and Stripping Costs

Under U.S. GAAP, mine development costs and costs of removing overburden and waste materials to access the ore body prior to the production phase, referred to as pre-stripping costs, are capitalized once mineralization is classified as proven and probable reserves. Stripping costs incurred during the production phase of a mine are variable production costs that are included as a component of inventory and are recognized in costs applicable to sales in the same period as the revenue from the sale of inventory. Under IFRS, mine development costs and pre-stripping costs incurred prior to the production stage of a mining property are capitalized before mineralization is classified as proven and probable reserves. In addition, certain stripping costs continue to be capitalized after the production phase of a mine is achieved when the current strip ratio exceeds the estimated life of mine strip ratio.

Depreciation & Amortization

Under U.S. GAAP, certain mine development costs are amortized using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves. Under IFRS, certain mine development costs are also amortized using the units-of-production method, but based on estimated recoverable ounces contained in proven and probable reserves and a portion of resources, when it is considered highly probable that resources will be economically extracted.

Reclamation and Remediation Liabilities

Under U.S. GAAP, the initial recognition of asset retirement obligation is based on the fair value of the reclamation and remediation liability, generally utilizing a present value technique to estimate the liability and discounted at a credit-adjusted risk-free interest rate. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

Under IFRS, initial recognition of reclamation and remediation liability is generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate is re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

Joint Arrangements

Under U.S. GAAP, a joint venture is defined as an entity whose operations and activities are jointly controlled by its equity investors. Joint ventures are accounted for using the equity method of accounting. Proportionate consolidation is used in the oil and gas and mining and extractive industries, when working interest owners join together in the development and operation of a jointly-owned or unitized property outside a separate legal entity pursuant to a written agreement.

IFRS addresses two types of joint arrangements: (1) joint operations and (2) joint ventures, both distinguished by the rights and obligations of the parties involved. In a joint operation, an entity has rights to the underlying assets and obligations for the liabilities of the arrangement and recognizes its share of the assets, liabilities, revenues, and expenses arising from its interest. In a joint venture, the equity method of accounting is used and requires the use of a separate legal entity. Unlike U.S. GAAP, the existence of a separate legal entity is not sufficient evidence to conclude that an arrangement is a joint venture.

Income Taxes

Under U.S. GAAP, deferred taxes are recognized for temporary differences arising from the initial recognition of assets acquired or liabilities assumed. Under IFRS, deferred income taxes are not recognized for temporary differences arising from the initial recognition of an asset or liability in a transaction that (i) is not a business combination, and (ii) affects neither accounting nor taxable profit.

U.S. GAAP prohibits recognition of deferred tax consequences for differences that arise from changes in exchange rates or indexing for tax purposes for those foreign subsidiaries that are required to use historical rates to remeasure nonmonetary assets and liabilities from the local currency into the functional currency. Under IFRS, deferred tax assets or liabilities are recognized for temporary differences related to nonmonetary assets or liabilities that are remeasured from the local currency into the functional currency for book purposes using historical exchange rates, but are reported in local currency for tax purposes using current exchange rates.

Marketable Equity Securities

U.S. GAAP requires investments in equity securities to be measured at fair value, with changes in fair value recognized in net income, unless equity securities do not have a readily determinable fair value. Under IFRS, equity securities designated as fair value through other comprehensive income are carried at fair value and changes in fair value are recognized in other comprehensive income, which is not subsequently charged to earnings.

Pre-production Sales

Under U.S. GAAP, proceeds from the sale of pre-production metal produced during commissioning of a processing facility are credited to other income, net of operating costs. However, sales of metal produced during the development phase of a mine where there is already an existing processing facility are recorded within sales and costs applicable to sales. Under IFRS, proceeds from the sale of metal produced during the development phase of a mine are offset against capitalized asset costs, net of allocated operating costs.

Fixed Price Sales Contract

Under U.S. GAAP, the upfront cash payment received upon entering into an off-market fixed price sales contract to deliver metal from future production (i.e., a metal streaming contract) is recognized as a financing transaction, through recognition of a liability for the future metal delivery performance obligation. Under IFRS, upfront cash payment received upon entering into a metal streaming contract is recognized as an offset to property, plant and mine development. The payment received is indirectly recognized in the statement of earnings through a reduction of depreciation and amortization expense over the term of the contract.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 18, 2019 (the “acquisition date”), pursuant to the previously announced Arrangement Agreement, Newmont completed the acquisition of Goldcorp by acquiring all outstanding common shares of Goldcorp in a primarily stock transaction.  Goldcorp shareholders received 0.3280 of a share of Newmont common stock and $0.02 in cash for each Goldcorp common share they owned, valued at $9.4 billion and $17 million (collectively, the “consideration”), respectively.

The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) has been prepared based on the historical annual audited consolidated financial statements for the year ended December 31, 2018 of Newmont and Goldcorp as well as the interim unaudited condensed consolidated financial statements of Newmont and condensed interim unaudited consolidated financial statements of Goldcorp for the quarter ended March 31, 2019, and is intended to provide you with information about how the Arrangement might have affected Newmont’s historical financial statements.

The unaudited pro forma condensed combined statements of operations (“unaudited pro forma statements of operations”) for the year ended December 31, 2018 and quarter ended March 31, 2019, combine the historical annual audited consolidated statement of operations of Newmont for the year ended December 31, 2018, as well as the interim unaudited condensed consolidated statement of operations of Newmont for the quarter ended March 31, 2019, with respective historical annual audited consolidated statement of earnings of Goldcorp and condensed interim unaudited consolidated statement of earnings of Goldcorp, as if the arrangement had occurred on January 1, 2018.  The unaudited pro forma condensed combined balance sheet (“unaudited pro forma balance sheet”) as of March 31, 2019, combines the interim unaudited condensed consolidated balance sheet of Newmont, and the condensed interim unaudited consolidated balance sheet of Goldcorp as of March 31, 2019, as if the Arrangement had occurred on March 31, 2019.

The unaudited pro forma financial information has been developed from and should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma financial information;

•                  the historical annual audited consolidated financial statements of Newmont for the year ended December 31, 2018 included in Newmont’s Annual Report on Form 10-K, filed with the SEC on February 21, 2019, and the interim unaudited condensed consolidated financial statements of Newmont for the quarter ended March 31, 2019, included in Newmont’s Quarterly Report on Form 10-Q, filed with the SEC on April 25, 2019;

•                  the historical annual audited consolidated financial statements of Goldcorp for the year ended December 31, 2018, as filed in Goldcorp’s Annual Report on Form 40-F, filed with the SEC on March 28, 2019, and the condensed interim unaudited consolidated financial statements of Goldcorp for the quarter ended March 31, 2019; and

•                  other information relating to Newmont and Goldcorp contained in or incorporated by reference into this document.  See section titled “Where You Can Find More Information” beginning on page 73 of this prospectus.

The unaudited pro forma financial information is presented using the acquisition method of accounting, with Newmont as the acquirer of Goldcorp.  Under the acquisition method of accounting, the purchase price is allocated to the underlying Goldcorp tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill.

The unaudited pro forma combined financial information is presented for informational purposes only.  The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC and is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined company.  The pro forma financial information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement, and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial information does not give effect to the proposed Nevada Joint Venture to operate and manage certain mining operations and assets located in Nevada and included in our North America reportable segment (the “Assets”) and certain of Barrick’s Nevada mining operations and assets.  Newmont believes that the proposed Nevada Joint Venture is not material to understanding the combination with Goldcorp and is not directly attributable to the combination with Goldcorp.

Newmont Goldcorp Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2019

	Historical	Reclassified Historical	IFRS to U.S. GAAP		Purchase Accounting and Other Pro Forma		Pro
in millions (USD), except per share	Newmont	Goldcorp (Note 2)	Adjustments (Note 3)	(Note)	Adjustments (Note 4)	(Note)	Forma Combined	(Note)
Sales	$1,803	$697	$(17)	3(i)(j)	$21	4(f)	$2,504

Costs and expenses:
Costs applicable to sales	978	463	6	3(b)(i)	—		1,447
Depreciation and amortization	312	207	29	3(c)(j)	(32)	4(c)(g)	516
Reclamation and remediation	30	8	—		1	4(d)	39
Exploration	41	15	—		—		56
Advanced projects, research and development	27	2	—		—		29
General and administrative	59	38	—		—		97
Impairment of long-lived assets	—	—	—		—		—
Other expense, net	68	6	—		(54)	4(e)	20
	1,515	739	35		(85)		2,204
Other income (expense):
Other income, net	45	(24)	1	3(g)	—		22
Interest expense, net of capitalized interest	(58)	(49)	—		10	4(a)(g)	(97)
	(13)	(73)	1		10		(75)
Income (loss) before income and mining tax and other items	275	(115)	(51)		116		225
Income and mining tax benefit (expense)	(125)	(6)	19	3(b)(c)(f)	(39)	4(h)	(151)
Equity income (loss) of affiliates	(5)	18	(1)	3(b)	5	4(c)	17
Net income (loss) from continuing operations	145	(103)	(33)		82		91

Net loss (income) from continuing operations attributable to noncontrolling interests	(32)	—	—		—		(32)
Net income (loss) from continuing operations attributable to Newmont Goldcorp stockholders	$113	$(103)	$(33)		$82		$59

Basic earnings per common share attributable to Newmont Goldcorp stockholders	$0.21						$0.07	4(k)
Diluted earnings per common share attributable to Newmont Goldcorp stockholders	$0.21						$0.07	4(k)

Newmont Goldcorp Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018

	Historical	Reclassified Historical	IFRS to U.S. GAAP		Purchase Accounting and Other Pro Forma		Pro
in millions (USD), except per share	Newmont	Goldcorp (Note 2)	Adjustments (Note 3)	(Note)	Adjustments (Note 4)	(Note)	Forma Combined	(Note)
Sales	$7,253	$3,032	$(53)	3(i)(j)	$82	4(f)	$10,314

Costs and expenses:
Costs applicable to sales	4,093	1,769	(49)	3(b)(i)	—		5,813
Depreciation and amortization	1,215	983	140	3(c)(j)	(319)	4(c)(g)	2,019
Reclamation and remediation	163	47	—		7	4(d)	217
Exploration	197	43	—		—		240
Advanced projects, research and development	153	43	—		—		196
General and administrative	244	131	—		—		375
Impairment of long-lived assets	369	4,727	(787)	3(a)	—		4,309
Other expense, net	29	—	—		—		29
	6,463	7,743	(696)		(312)		13,198
Other income (expense):
Other income, net	155	(10)	(106)	3(g)	—		39
Interest expense, net of capitalized interest	(207)	(123)	—		28	4(a)(g)	(302)
	(52)	(133)	(106)		28		(263)
Income (loss) before income and mining tax and other items	738	(4,844)	537		422		(3,147)
Income and mining tax benefit (expense)	(386)	612	145	3(a)(b)(c) (f)	(144)	4(h)	227
Equity income (loss) of affiliates	(33)	83	(10)	3(b)	21	4(c)	61
Net income (loss) from continuing operations	319	(4,149)	672		299		(2,859)

Net loss (income) from continuing operations attributable to noncontrolling interests	(39)	—	—		—		(39)
Net income (loss) from continuing operations attributable to Newmont Goldcorp stockholders	$280	$(4,149)	$672		$299		$(2,898)

Basic earnings per common share attributable to Newmont Goldcorp stockholders	$0.53						$(3.54)	4(k)
Diluted earnings per common share attributable to Newmont Goldcorp stockholders	$0.53						$(3.54)	4(k)

Newmont Goldcorp Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2019

	Historical	Reclassified Historical	IFRS to U.S. GAAP		Purchase Accounting and other Pro Forma
in millions (USD)	Newmont	Goldcorp (Note 2)	Adjustments (Note 3)	(Note)	Adjustments (Note 4)	(Note)	Pro Forma Combined
ASSETS
Cash and cash equivalents	$3,545	$106	$—		$(1,104)	4(a)	$2,547
Trade receivables	209	139	—		—		348
Other accounts receivables	80	—	—		45	4(c)	125
Investments	56	227	—		—		283
Inventories	634	356	—		102	4(b)	1,092
Stockpiles and ore on leach pads	739	98	—		82	4(b)	919
Other current assets	134	273	—		—		407
Current assets	5,397	1,199	—		(875)		5,721
Property, plant and mine development, net	12,264	13,008	1,032	3(a)(b)(c) (e)(f)(h)(j)	(2,742)	4(c)	23,562
Investments	336	2,661	590	3(b)(e)(h)	(351)	4(c)	3,236
Goodwill	—	—	—		2,296	4(j)	2,296
Stockpiles and ore on leach pads	1,835	67	—		38	4(b)	1,940
Deferred income tax assets	378	21	488	3(f)	(509)	4(h)	378
Other non-current assets	670	141	(84)	3(e)	—		727
Total assets	$20,880	$17,097	$2,026		$(2,143)		$37,860

LIABILITIES
Debt	$626	$400	$—		$(400)	4(a)(g)	$626
Accounts payable	287	243	(2)	3(e)	—		528
Employee-related benefits	230	84	—		11	4(i)	325
Income and mining taxes payable	96	125	—		—		221
Lease and other financing obligations	59	19	—		—		78
Other current liabilities	517	348	—		167	4(d)(e)(f)	1,032
Current liabilities	1,815	1,219	(2)		(222)		2,810
Debt	3,420	2,672	—		(620)	4(a)(g)	5,472
Reclamation and remediation liabilities	2,499	592	(2)	3(e)	1	4(d)	3,090
Deferred income tax liabilities	614	2,263	(557)	3(a)(b)(c) (e)(f)(h)	163	4(f)(h)	2,483
Employee-related benefits	415	14	—		—		429
Lease and other financing obligations	268	275	—		152	4(g)	695
Other non-current liabilities	330	299	781	3(j)	580	4(d)(f)	1,990
Total liabilities	9,361	7,334	220		54		16,969
Contingently redeemable noncontrolling interest	48	—	—		—		48

EQUITY
Common stock—$1.60 par value	860	—	—		456	4(i)	1,316
Authorized—1,280 million shares	—	—	—		—		—
Outstanding shares—820 million shares	—	—	—	—	—		—
Treasury stock—2 million shares	(109)	—	—		—		(109)
Additional paid-in capital	9,632	18,258	—		(9,286)	4(i)	18,604
Accumulated other comprehensive income (loss)	(269)	(131)	247	3(g)(k)	(116)	4(i)	(269)
Retained earnings	385	(8,364)	1,559		6,749	4(i)	329
Stockholders’ equity	10,499	9,763	1,806		(2,197)		19,871
Noncontrolling interests	972	—	—		—		972
Total equity	11,471	9,763	1,806		(2,197)		20,843
Total liabilities and equity	$20,880	$17,097	$2,026		$(2,143)		$37,860

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The accompanying unaudited pro forma financial information presents the unaudited pro forma statements of operations and unaudited pro forma balance sheet of Newmont Goldcorp based on the historical annual audited consolidated financial statements and interim unaudited condensed consolidated financial statements of Newmont and historical annual audited consolidated financial statements and condensed interim unaudited consolidated financial statements of Goldcorp after giving effect to the Arrangement, and pro forma adjustments as described in these notes.  Pro forma adjustments are included only to the extent they are (i) directly attributable to the Arrangement, (ii) factually supportable, and (iii) with respect to the statement of operations only, expected to have a continuing impact on the combined results.  The unaudited pro forma statements of operations do not reflect non-recurring expenses directly attributable to the Arrangement, including fees to banks, attorneys, accountants and other professional advisors, and other transaction-related costs.  However, the impacts of such expenses incurred subsequent to the balance sheet date are reflected in the unaudited pro forma balance sheet as accrued liabilities.  This amount does not include estimates for fees that are not readily determinable or factually supportable.  The unaudited pro forma statements of operations and the unaudited pro forma balance sheet give effect to the Arrangement as if it had occurred on January 1, 2018, and March 31, 2019, respectively.

The historical annual audited consolidated financial statements and interim unaudited condensed consolidated financial statements of Newmont are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are shown in U.S. dollars.  The historical annual audited consolidated financial statements and condensed interim unaudited consolidated financial statements of Goldcorp are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and are shown in U.S. dollars.

The Arrangement will be accounted for using the acquisition method of accounting, which requires an allocation of the purchase price to the net assets acquired and liabilities assumed, based on their fair values as of the date of the Arrangement.  As of the date of this filing, the purchase price allocation is preliminary and final allocation will be determined after the final valuation of Goldcorp’s net assets acquired is completed.  A preliminary determination of the fair value of Goldcorp’s assets and liabilities, including property, plant and mine development, is based on the property, plant and mine development of Goldcorp that exist as of the closing date of the Arrangement.  The value of the consideration paid by Newmont for the Arrangement is determined based on the closing price of Newmont’s common stock on April 18, 2019.  As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.  The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein.  Newmont has estimated the fair value of Goldcorp’s assets and liabilities based on discussions with Goldcorp’s management, preliminary valuation studies, due diligence and information presented in Goldcorp’s filings with the SEC.  Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and the unaudited pro forma statements of operations.  The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Purchase Consideration

The total purchase price of $9,456 million was determined as of the acquisition date, based on Goldcorp’s issued and outstanding common shares and equity awards outstanding under Goldcorp’s incentive compensation plans that were exchanged or will ultimately be paid out in cash on or after the acquisition date.  The number of shares of Newmont common stock issued was based on the number of Goldcorp common shares outstanding as of the acquisition date multiplied by the 0.3280 exchange ratio, adjusted for fractional shares.  The aggregate purchase price for unaudited pro forma financial information purposes is based on the closing price of Newmont common stock on April 18, 2019 ($33.04 per share).

(in millions, except share and per share data)	Shares	Per Share	Purchase Consideration
Stock Consideration
Shares of Newmont exchanged for Goldcorp outstanding common shares(1)	285,187,067	$33.04	$9,423
Share awards and options allocated to purchase consideration(2)			$16
	285,187,067		$9,439
Cash Consideration
Cash consideration payable for each Goldcorp outstanding common shares(3)	869,472,763	$0.02	$17
			$17

Total Purchase Price			$9,456

(1)         285 million shares of Newmont common stock were exchanged for 869 million shares of issued and outstanding Goldcorp common shares as of April 18, 2019.  Goldcorp shareholders received 0.3280 of a share of Newmont common stock, par value $1.60 per share (“Newmont common stock”) and $0.02 in cash for each share of Goldcorp common shares.

(2)         Fair value of Goldcorp unvested share awards, which include 4.1 million restricted share units (“RSUs”), 1.3 million phantom RSUs, and 2.4 million performance share units (“PSUs”) outstanding as of the acquisition date that were either exchanged for Newmont replacement RSUs or will become payable in cash on the vesting date (PSUs or phantom RSUs) and treated as liability awards on the basis of the Equity Award Exchange Ratio (as defined in the Arrangement Agreement), a portion of which is allocated to purchase consideration based on pre-combination services provided.  In addition, it includes $2 million towards the fair value of 3.6 million options (the “Goldcorp options”) outstanding as of the acquisition date, which remain outstanding on their existing terms and are exercisable for shares of Newmont common stock on the basis of the Equity Award Exchange Ratio, all of which is allocated to purchase consideration.  The fair value of the Goldcorp options is valued using the “Black Scholes” valuation model using industry standard practice and certain inputs specified in the plan of arrangement.

(3)         $17 million in cash consideration was paid representing $0.02 per each of the 869 million issued and outstanding shares of Goldcorp common shares as of the acquisition date.

Preliminary Purchase Price Allocation

The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed for purposes of the unaudited pro forma financial information as if the Arrangement occurred on March 31, 2019:

(in millions)
Preliminary purchase price allocation
Cash and cash equivalents	$106
Trade receivables	139
Other accounts receivable	45
Investments	227
Equity method investments	2,900
Inventories	458
Stockpiles and ore on leach pads	284
Property, plant & mine development	11,298
Goodwill	2,296
Other assets	330
Total Assets	$18,083

Debt	$3,139
Accounts payable	241
Employee-related benefits	98
Income and mining taxes payable	125
Lease and other financing obligations	446
Reclamation and remediation liabilities	675
Deferred income tax liabilities	1,869
Other liabilities	2,034
Total liabilities	$8,627

Total Preliminary Purchase Price	$9,456

The Goodwill balance is primarily attributed to the assembled workforce, operating synergies anticipated upon the integration of the operations of Newmont and Goldcorp, and potential strategic and financial benefits that include, the gold sector’s largest reserve and resource base, the benefits of additional revenue from other products such as silver, zinc, and copper, and the financial flexibility to execute capital priorities.

2. Goldcorp Historical Financial Statements

Goldcorp historical balances were derived from Goldcorp’s historical annual audited consolidated financial statements for the year ended December 31, 2018, as well as Goldcorp’s condensed interim unaudited consolidated financial statements for the quarter ended March 31, 2019, as described above and are presented under IFRS and are in U.S. dollars.  The historical annual and interim balances reflect certain reclassifications of Goldcorp’s consolidated statement of (loss) earnings and consolidated balance sheet categories to conform to Newmont’s presentation in its historical annual audited consolidated statement of operations, interim unaudited condensed consolidated statement of operations and interim condensed consolidated balance sheet.

The reclassifications are summarized below:

Goldcorp Financial Statement Line	Goldcorp for the Three Months Ended March 31, 2019	Reclassifications	Goldcorp Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Income Statement for the three months ended March 31, 2019
Revenues	$697	$—	$697	Sales
Mine operating costs - Production costs	(464)	1	(463)	Costs applicable to sales
Mine operating costs - Depreciation and depletion	(207)	—	(207)	Depreciation and amortization
		(8)	(8)	Reclamation and remediation
Exploration, evaluation and project costs	(17)	2	(15)	Exploration
		(2)	(2)	Advanced projects, research and development
Share of net earnings related to associates and joint venture	18	—	18	Equity income (loss) of affiliates
Corporate administration	(38)	—	(38)	General and administrative
Gain on disposition of mining interest, net of transaction costs	(6)	—	(6)	Other expense, net
Finance costs	(56)	7	(49)	Interest expense, net of capitalized interest
Other (expense) income, net	(24)	—	(24)	Other income, net
Income tax recovery	(6)	—	(6)	Income and mining tax benefit
Net loss from continuing operations	$(103)	$—	$(103)

Goldcorp Financial Statement Line	Goldcorp for the Year Ended December 31, 2018	Reclassifications	Goldcorp Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Income Statement for the year ended December 31, 2018
Revenues	$3,032	$—	$3,032	Sales
Mine operating costs - Production costs	(1,794)	25	(1,769)	Costs applicable to sales
Mine operating costs - Depreciation and depletion	(983)	—	(983)	Depreciation and amortization
	—	(47)	(47)	Reclamation and remediation
Exploration, evaluation and project costs	(86)	43	(43)	Exploration
	—	(43)	(43)	Advanced projects, research and development
Share of net earnings related to associates and joint venture	83	—	83	Equity income (loss) of affiliates
Impairment of mining interest, net	(4,727)	—	(4,727)	Impairment of long-lived assets
Corporate administration	(131)	—	(131)	General and administrative
Finance costs	(145)	22	(123)	Interest expense, net of capitalized interest
Other (expense) income, net	(10)	—	(10)	Other income, net
Income tax recovery	612	—	612	Income and mining tax benefit
Net loss from continuing operations	$(4,149)	$—	$(4,149)

Goldcorp Financial Statement Line	Goldcorp as of March 31, 2019	Reclassifications	Goldcorp Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Balance Sheet as of March 31, 2019
Assets				Assets
Current: Cash and cash equivalents	$106	$—	$106	Current: Cash and cash equivalents
Current: Short-term investments	38	189	227	Current: Investments
Current: Accounts receivable	139	—	139	Current: Trade receivables
Current: Inventories	454	(98)	356	Current: Inventories
	—	98	98	Current: Stockpiles and ore on leach pads
Current: Sales and indirect taxes recoverable	203	—	203	Current: Other current assets
Current: Income taxes receivable	39	—	39	Current: Other current assets
Current: Other	31	—	31	Current: Other current assets
Mining interests - owned by subsidiaries and joint operation	13,008	—	13,008	Property, plant and mine development, net
Mining interests - Investments in associates and joint venture	2,661	—	2,661	Investments
Equity securities	189	(189)	—	Investments
Inventories	67		67	Stockpiles and ore on leach pads
Deferred income taxes	21	—	21	Deferred income tax assets
Other (non-current)	141	—	141	Other non-current assets
	$17,097	—	$17,097

Liabilities				Liabilities
Current: Accounts payable and accrued liabilities	$588	$(345)	243	Current: Accounts payable
Current: Debt	400	—	400	Current: Debt
	—	84	84	Current: Employee-related benefits
Current: Income taxes payable	125	—	125	Current: Income and mining taxes payable
	—	19	19	Current: Lease and other financing obligations
Current: Provisions and other	106	242	348	Current: Other current liabilities
Deferred income taxes	2,263	—	2,263	Deferred income tax liabilities
	—	592	592	Reclamation and remediation liabilities
Debt	2,672	—	2,672	Debt
		14	14	Employee-related benefits
Deferred payment obligation	156	—	156	Other non-current liabilities
Finance lease obligations	275	—	275	Lease and other financing obligations (non-current)
Provisions	627	(601)	26	Other non-current liabilities
Income taxes payable (non-current)	68	—	68	Other non-current liabilities
Other (non-current)	54	(5)	49	Other non-current liabilities
	7,334	—	7,334

Shareholders’ equity				Shareholders’ equity
Common shares, stock options and restricted share units	18,258	(18,258)	—	Common stock
		18,258	18,258	Additional paid-in capital
Accumulated other comprehensive loss	(131)	—	(131)	Accumulated other comprehensive loss
Deficit	(8,364)	—	(8,364)	Retained earnings
	$17,097	$—	$17,097

3. IFRS to U.S. GAAP Adjustments

IFRS differs in certain material respects from U.S. GAAP.  The following material adjustments have been made to reflect Goldcorp’s historical annual audited consolidated statement of earnings, condensed interim unaudited consolidated statement of earnings and condensed interim unaudited consolidated balance sheet on a U.S. GAAP basis for purposes of unaudited pro forma financial information.  In addition, the material adjustments have been made to align Goldcorp’s historical significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP.

a) Impairment of Long-Lived Assets

Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired.  Under U.S. GAAP, the asset group is first tested for recoverability by determining if its carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis.  If the asset group is determined to not be recoverable, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value.  Further, future reversal of a previously recognized impairment loss is prohibited.

Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of the cash generating unit carrying amount over the greater of its fair value less costs of disposal and its value in use.  Impairment expense previously recorded is reversible in subsequent periods under certain conditions.

The following table reflects the reversal of impairment expense recognized by Goldcorp under IFRS, after adjusting the carrying value of the property, plant and mine development for (i) the impact of excluding resources from recoverable ounces in units-of-production based depreciation expense, (ii) reversing previous impairment expense recognized by Goldcorp, net of previous IFRS impairment expense reversals, (iii) reversing mine development and stripping costs capitalized by Goldcorp, as outlined in Note 3(b), and (iv) reversing proceeds from the sale of pre-production metal, net of operating costs, which were deducted against Property, plant, and mine development, net, as outlined in Note 3(h), that would not be recognized under U.S. GAAP.

(in millions)	As of March 31, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Balance Sheet
Increase to property, plant and mine development, net	$627	$—	$—
Increase to deferred income tax liabilities	223	—	—
Condensed Statement of Operations
Decrease to impairment of long-lived assets	—	—	(787)
Decrease to income and mining tax benefit (expense)	$—	$—	$(150)

b) Mine development and stripping costs

Under U.S. GAAP, Newmont capitalizes mine development costs, including the initial costs to remove overburden and waste in order to access the main ore body and before the production phase of the mine is achieved.  After the production phase of a mine is achieved, stripping costs are included as variable production costs of stockpiles and ore on leach pads.  Under IFRS, Goldcorp capitalizes mine development costs, including stripping costs to remove overburden and waste to access the main ore body, and in addition, Goldcorp continues to capitalize certain stripping costs after the production phase of a mine is achieved when the current strip ratio exceeds the estimated life of mine strip ratio.

The following table reflects the reversal of mine development and stripping costs capitalized by Goldcorp for its consolidated subsidiaries and equity method investees, before mineralization is classified as proven and probable reserves and after the production phase of a mine is achieved, net of depreciation and amortization.

(in millions)	As of March 31, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(39)	$—	$—
Decrease to investments	(96)	—	—
Decrease to deferred income tax liabilities	(14)	—	—
Condensed Statement of Operations
Increase to cost applicable to sales	—	27	17
Increase to income and mining tax benefit (expense)	—	9	6
Increase (decrease) to equity income (loss) of affiliates	$—	$(1)	$(10)

c) Depreciation and Amortization

Under U.S. GAAP, Newmont’s policy is to amortize certain mine development costs using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves.  Under IFRS, Goldcorp includes estimated recoverable ounces contained in proven and probable reserves and a portion of resources, when it is considered highly probable that resources will be economically extracted.

The following table reflects the impact of excluding resources from recoverable ounces in units-of-production based depreciation expense calculations.

(in millions)	As of March 31, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(172)	$—	$—
Decrease to deferred income tax liabilities	(65)	—	—
Condensed Statement of Operations
Increase to depreciation and amortization	—	25	127
Increase to income and mining tax benefit (expense)	$—	$9	$47

d) Reclamation and Remediation Liabilities

Under U.S. GAAP, the initial recognition of the asset retirement obligations is based on the fair value of the reclamation and remediation liability, generally utilizing a present value technique to estimate the liability and discounted at a credit-adjusted risk-free interest rate.  Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability.  Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate is re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

The unaudited pro forma financial information does not reflect the impact of converting Goldcorp’s reclamation and remediation liabilities, capitalized asset retirement costs, and related reclamation and remediation expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit adjusted risk free rates.  In addition, the impact of converting reclamation and remediation liabilities from IFRS to U.S. GAAP is not meaningful because, under the acquisition method of accounting, reclamation and remediation liabilities are recorded at fair value as of the closing date of the Arrangement.  Therefore, Newmont has reflected the adjustment to recognize Reclamation and remediation liabilities, and related capitalized asset retirement costs, at their estimated fair value on the Arrangement closing date.  Refer to Note 4(d) below for additional information.

e) Joint Arrangements—Norte Abierto Project

Under U.S. GAAP, a joint venture is defined as an entity whose operations and activities are jointly controlled by its equity investors.  Joint ventures are accounted for using the equity method of accounting.  Proportionate consolidation is used in the oil and gas and mining and extractive industries, when working interest owners join together in the development and operation of a jointly-owned or unitized property outside a separate legal entity pursuant to a written agreement.

IFRS addresses two types of joint arrangements: (1) joint operations and (2) joint ventures, both distinguished by the rights and obligations of the parties involved.  In a joint operation, an entity has rights to the underlying assets and obligations for the liabilities of the arrangement and recognizes its share of the assets, liabilities, revenues, and expenses arising from its interest.  In a joint venture, the equity method of accounting is used and requires the use of a separate legal entity.  Unlike U.S. GAAP, the existence of a separate legal entity is not sufficient evidence to conclude that an arrangement is a joint venture.

The following table reflects the impact of converting Goldcorp’s accounting for its interest in Norte Abierto from joint operations accounting under IFRS to the equity method of accounting under U.S. GAAP as of March 31, 2019.  The impact to Equity income (loss) of affiliates in the unaudited pro forma statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 is not material.

(in millions)	As of March 31, 2019
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(599)
Increase to investments	673
Decrease to other non-current assets	(84)
Decrease to accounts payable	(2)
Decrease to reclamation and remediation liabilities	(2)
Decrease to deferred income tax liabilities	$(6)

f) Income Taxes

Under U.S. GAAP, deferred taxes are recognized for temporary differences arising from the initial recognition of assets acquired or liabilities assumed.  Under IFRS, deferred income taxes are not recorded for temporary differences arising from the initial recognition of an asset or liability in a transaction that (i) is not a business combination, and (ii) affects neither accounting nor taxable profit.  The impact of recording deferred taxes on asset acquisitions under U.S. GAAP resulted in an increase to Deferred income tax liabilities of $431 million and a corresponding increase to Property, plant and mine development, net, of $431 million as of March 31, 2019.

Additionally, U.S. GAAP prohibits recognition of deferred tax consequences for differences that arise from changes in exchange rates or indexing for tax purposes for those foreign subsidiaries that are required to use historical rates to remeasure nonmonetary assets and liabilities from the local currency into the functional currency.  Under IFRS, deferred tax assets or liabilities are recognized for temporary differences related to nonmonetary assets or liabilities that are remeasured from the local currency into the functional currency for book purposes using historical exchange rates, but are reported in local currency for tax purposes using current exchange rates.  The impact of reversing deferred taxes on foreign nonmonetary liabilities resulted in a decrease to Deferred income tax liabilities of $1,127 million and an increase to Deferred income tax assets of $488 million as of March 31, 2019, and resulted in an increase to Income and mining tax benefit (expense) of $1 million and $242 million for the three months ended March 31, 2019 and year ended December 31, 2018, respectively.

The following table reflects the net increase (decrease) to deferred tax assets and deferred tax liabilities, respectively, relating to adjustments discussed in Note 3(a), 3(b), 3(c), 3(e), 3(f), and 3(h).

(in millions)	Note	As of March 31, 2019
Condensed Balance Sheet
Increase (decrease) to deferred tax assets due to:
Exchange rate changes and indexing for tax purposes	3(f)	$488
Net increase to deferred tax assets		$488

Increase (decrease) to deferred tax liabilities due to:
Impairment of long-lived assets	3(a)	$223
Mine development and stripping costs	3(b)	(14)
Depreciation and amortization	3(c)	(65)
Joint arrangements - recognition of Norte Abierto as equity method investments	3(e)	(6)
Initial recognition of asset acquisitions	3(f)	431
Exchange rate changes and indexing for tax purposes	3(f)	(1,127)
Pre-production sales	3(h)	1
Net increase to deferred tax liabilities		$(557)

g) Marketable Equity Securities

U.S. GAAP requires investments in equity securities to be measured at fair value, with changes in fair value recognized in net income, unless equity securities do not have a readily determinable fair value.  Under IFRS, equity securities designated as fair value through other comprehensive income (FVTOCI) are carried at fair value and changes in fair value are recognized in other comprehensive income, which is not subsequently charged to earnings.

This adjustment reflects the reversal of gains and losses recorded by Goldcorp for marketable equity securities classified as FVTOCI from Other comprehensive income into Other income of $1 million and $106 million for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively, and results in a reclassification of amounts recognized in Accumulated other comprehensive income (loss) to Retained earnings of $145 million as of March 31, 2019.

h) Pre-production Sales

Under U.S. GAAP, proceeds from the sale of pre-production metal produced during commissioning of a processing facility are credited to other income, net of operating costs.  However, sales of metal produced during the development phase of a mine where there is already an existing processing facility are recorded within sales and costs applicable to sales.  Under IFRS, proceeds from the sale of metal produced during the development phase of a mine are offset against capitalized asset costs, net of allocated operating costs.

The following table reflects the impact of reversing proceeds from the sale of metal produced during the development phase of a mine, net of allocated operating costs, for consolidated subsidiaries and equity method investees for the period ended March 31, 2019.  The impact to sales in the unaudited pro forma statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 is not material.

(in millions)	As of March 31, 2019
Condensed Balance Sheet
Increase to property, plant and mine development, net	$3
Increase to investments	13
Increase to deferred income tax liabilities	$1

i) By-Product versus Co-Product Revenue Accounting

Under Newmont’s accounting policy, a metal is considered a by-product when sales represent less than 10% to 20% of the total sales from all metals on a life-of-mine basis and revenue from by-product metal sales is recognized as a reduction to cost applicable to sales.  Goldcorp’s accounting policy is to recognize proceeds from sales of all metals in sales.

The following table reflects the impact of reversing sales for certain metals that are considered by-products metals for the three months ended March 31, 2019 and the year ended December 31, 2018.

(in millions)	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Statement of Operations
Decrease to sales	$(21)	$(66)
Decrease to cost applicable to sales	$(21)	$(66)

j) Fixed Price Sales Contract

Under U.S. GAAP, the upfront cash payment received upon entering into an off-market fixed price sales contract to deliver metal from future production (i.e., a metal streaming contract) is recognized as a financing transaction, through recognition of a deferred revenue liability for the future metal delivery performance obligation.  Under IFRS, upfront cash payment received upon entering into a metal streaming contract is recognized as an offset to property, plant and mine development.  The payment received is indirectly recognized in the statement of earnings through a reduction of depreciation and amortization expense over the term of the contract.

The following table reflects the impact of reversing the offset to Property, plant and mine development, net of Depreciation and amortization expense, by recognizing a liability for the same amount for the quarter ended March 31, 2019, and the impact to Sales in the pro forma statement of operations for the quarter ended March 31, 2019.

(in millions)	As of March 31, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Balance Sheet
Increase to property, plant and mine development	$781	$—	$—
Increase to other non-current liabilities	781	—	—
Condensed Statement of Operations
Increase to sales	—	4	13
Increase to depreciation and amortization	$—	$4	$13

k) IFRS 1—First-time Adoption of International Financial Reporting Standards (“IFRS 1”)

Goldcorp adopted IFRS in accordance with IFRS 1 with a transition date of January 1, 2010 and its consolidated financial statements were prepared in accordance with IFRS standards and interpretations effective as of December 31, 2011. In accordance with IFRS 1, Goldcorp recognized $102 million cumulative translation difference from translating its Canadian operations prior to April 1, 2005 in opening retained earnings at January 1, 2010.

This adjustment reflects the reversal of $102 million cumulative translation difference recorded by Goldcorp in opening Retained earnings at January 1, 2010 to Accumulated other comprehensive income (loss) as of March 31, 2019.

l) Leases

As of January 1, 2019, Newmont and Goldcorp adopted ASC 842, Leases and IFRS 16, Leases, respectively.  While IFRS and US GAAP requirements under ASC 840 and IAS 17 were similar for lessees prior to the transition date, January 1, 2019, there are several notable differences between the two standards that will impact accounting after the transition date.  U.S. GAAP follows finance lease and operating lease models for lessees, which impacts the pattern of expense recognition associated with the lease.  Under IFRS, lessees account for all their leases under one accounting model, which is effectively equivalent to that of a finance lease under U.S. GAAP.  The impact to the unaudited pro forma statement of operations for the three months ended March 31, 2019 is not material.  There is no impact to the unaudited pro forma statement of operations for the year ended December 31, 2018 since both Newmont and Goldcorp followed ASC 840 and IAS 17, respectively, through to December 31, 2018.

4. Purchase Accounting and Other Adjustments

The following adjustments have been made to the unaudited pro forma financial information to reflect certain preliminary purchase price accounting and other pro forma adjustments.  Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined company.  At this time, Newmont is not aware of any additional arrangement related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.

a) Cash and Cash Equivalents and Debt

The net decrease in Cash and cash equivalents of $1,104 million represents the agreed-upon cash consideration for Goldcorp common shares at $0.02 per share for $17 million (Note 1), the repayment of Goldcorp’s $400 million term loan and the repayment of $685 million drawn on Goldcorp’s $3 billion revolving credit facility.  As a result of the repayment of Goldcorp’s term loan and termination of its revolving credit facility, net interest expense for the three months ended March 31, 2019 and the year ended December 31, 2018 decreased by $11 million and $31 million, respectively.

b) Inventories, and Stockpiles and Ore on Leach Pads

The adjustments to increase Inventories and current and non-current Stockpiles and ore on leach pads by $102 million, $82 million and $38 million, reflects the fair value estimate of inventories, stockpiles and ore on leach pads, respectively, as of March 31, 2019.

c) Property, Plant and Mine Development and Investments

The adjustments to decrease Property, plant and mine development, net and Investments by $2,742 million and $351 million, reflects the fair value estimate of property, plant, and mine development and equity method investments, respectively, as of March 31, 2019, and the related decrease to Depreciation and amortization of $34 million and $327 million and increase to Equity income (loss) of affiliates of $5 million and $21 million for the three months ended March 31, 2019 and for the year ended December 31, 2018, respectively. The increase of $45 million in Other accounts receivables relates to insurance receivable relating to damage caused by fire to property, plant, and equipment at a Goldcorp mine.

d) Reclamation and Remediation Liabilities

As discussed in Note 3(d), the increase to Reclamation and remediation liabilities of $17 million, of which $16 million is included in Other current liabilities, reflects an adjustment to recognize asset retirement obligation at fair value as of March 31, 2019.  In addition, an increase of $40 million to Other non-current liabilities reflects an adjustment to recognize the fair value of incremental reclamation and remediation liabilities relating to an equity method investee with a nil carrying value as of March 31, 2019.  As a result of the increases to the Reclamation and remediation liabilities, Reclamation and remediation expense for the three months ended March 31, 2019 and the year ended December 31, 2018 increased by $1 million and $7 million, respectively.

e) Accrued and Other Liabilities

The $56 million increase in accrued liabilities, included in Other current liabilities, and the corresponding offset to Retained earnings (see Note 4(i)) reflects estimated transaction expenses for banking, accounting, legal, and other professional fees associated with the arrangement.  This amount does not include estimates for fees that are not readily determinable or factually supportable.  Transaction expenses of $54 have been excluded from the unaudited pro forma statements of operations as they are non-recurring charges directly attributable to the arrangement.

f) Other Current and Non-Current Liabilities

As discussed in Note 3(j), the adjustment reflects the recognition of incremental fair value of liabilities relating to metal streaming contracts of $95 million and $226 million, included in Other current liabilities and Other non-current liabilities, respectively, as of March 31, 2019.  In addition, a decrease to Deferred tax liabilities of $260 million, an increase to income taxes payable of $88 million and $226 million has been included in Other non-current liabilities for the metal streaming contract and other tax liabilities as of March 31, 2019, respectively.  As a result of the increase in other current and non-current liabilities, a net increase of $21 million and $82 million to Sales has been recognized as a result of the amortization of the increased liabilities for the three months ended March 31, 2019 and year ended December 31, 2018, respectively.

g) Debt and Lease and Other Financing Obligations

The increase of $54 million to long-term debt reflects the adjustment to recognize Goldcorp’s assumed $1.0 billion and $1.5 billion notes at fair value, net of unamortized debt issuance costs of $13 million as of March 31, 2019.  The increase of $152 million to Lease and other financing obligations reflects the adjustment to recognize Goldcorp’s finance lease obligations at fair value and alignment of the election of practical expedients adopted by Newmont related to certain lease arrangements for not separating lease and non-lease components in determining minimum lease payments as of March 31, 2019.  The aggregate impact to depreciation, amortization and interest expense in the unaudited pro forma statements of operations from the adjustments to Debt and Lease and other financing obligations for the three months ended March 31, 2019 and year ended December 31, 2018 is not material.

h) Income Taxes

Deferred income taxes have been recognized based on the pro forma fair value adjustments to identifiable assets acquired and liabilities assumed using the marginal tax rate on a jurisdictional basis.  The $423 million increase in Deferred tax liabilities and the $509 million decrease in Deferred tax assets reflect the preliminary estimate of deferred tax assets and liabilities recognized on the new book to tax basis differences of assets acquired and liabilities assumed, and have been recognized as part of Goodwill.

The estimated income and mining tax expense impact of the pro forma adjustments (except for net adjustments to interest expense) has been recognized based upon a blended federal and state statutory rate of 35 percent.  The estimated tax rate of 22 percent has been applied to the pro forma adjustments to interest expense based on a preliminary analysis of the applicable rules for interest cost allocation required by tax regulations.

i) Goldcorp Shareholders’ Equity

The adjustment reflects an adjustment of $11,569 million to eliminate Goldcorp’s historical stockholder’s equity adjusted for IFRS to U.S. GAAP differences, which represents the historical book value of Goldcorp’s net assets, as a result of the application of purchase accounting.

The adjustment reflects an increase of $456 million and decrease of $9,286 million to Common stock and Additional paid-in capital, respectively, to reflect the issuance of 285,187,067 shares of Newmont common stock with a par value of $1.60 per share to satisfy the issuance of 0.3280 of a share of Newmont common stock for each Goldcorp common share outstanding pursuant to the Arrangement Agreement, at a closing price of Newmont common stock on April 18, 2019 of $33.04 per share.  In addition, Retained earnings and Accumulated other comprehensive income (loss) have been adjusted by $6,749 million and $116 million, respectively, to eliminate Goldcorp’s historical equity balances adjusted for IFRS to U.S. GAAP differences and purchase accounting and other pro forma adjustments as of March 31, 2019.

The table below reflects elimination of Goldcorp’s historical equity balances after adjustments for IFRS to U.S. GAAP differences and purchase accounting as of March 31, 2019.

	Historical	Reclassified Historical	IFRS to U.S. GAAP	Purchase Accounting	Other Pro Forma	Equity		Pro Forma
(in millions)	Newmont	Goldcorp	Adjustments	Adjustments	Adjustments	Adjustments	Notes	Combined
Common stock - $1.60 par value	$860	$—	$—	$—	$—	$456	(i)	$1,316
Authorized - 1,280 million shares
Outstanding shares - 820 million shares
Treasury stock - 2 million shares	(109)	—	—	—	—	—		(109)
Additional paid-in capital	9,632	18,258	—	—	—	(9,286)	(ii)	18,604
Accumulated other comprehensive income (loss)	(269)	(131)	247	—	—	(116)	(iii)	(269)
Retained earnings	385	(8,364)	1,559	(3,476)	(56)	10,281	(iv)	329
Stockholders’ equity	$10,499	$9,763	$1,806	$(3,476)	$(56)	$1,335		$19,871

(i)             Represents issuance of 285 million shares of Newmont common stock at par value $1.60 in exchange of 869 million Goldcorp common shares

(ii)          Represents adjustment to write-off Goldcorp’s historical Additional paid-in capital of $18,258, and, to record issuance of 285 million shares of Newmont common stock for $8,972 million, calculated by deducting the aggregate of (a) $456 million common stock (see (i) above) (b) $17 million cash payment (see Note 1) and (c) PSUs and Phantom RSUs treated as liability awards representing an increase to current Employee-related benefits of $11 million, from $9,456 million purchase consideration.

(iii)       Represents adjustment to write-off Goldcorp’s historical Accumulated other comprehensive income (loss) of ($131) million, net of $247 million for IFRS to U.S. GAAP adjustments

(iv)       Represents adjustment to write-off Goldcorp’s historical Retained earnings of $(8,364), net of $1,559 million for IFRS to U.S. GAAP adjustments, and $(3,476) million for purchase accounting adjustments. $(56) million represents transaction expenses payable by Newmont, as discussed in Note 4(e).

j) Goodwill

Goodwill is calculated as the difference between the purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.  The Company is continuing to value all assets acquired and liabilities assumed, as a final determination of the fair value of Goldcorp’s assets and liabilities is ongoing.  Based on the preliminary purchase price allocation, the Company has allocated $2,296 million to Goodwill in the unaudited pro forma balance sheet.  This amount may increase or decrease based on the final purchase price allocation.  Goodwill recorded in connection with the acquisition will not be deductible for income tax purposes.

k) Earnings (loss) per share

The pro forma combined diluted earnings (loss) per share presented below for the three months ended March 31, 2019 and year ended December 31, 2019, reflects the adjustment to weighted average number of shares outstanding based on 0.328 of a share of Newmont common stock for each share of Goldcorp common shares outstanding as of April 18, 2019 and cash consideration as follows:

(in millions)	For the three months ended March 31, 2019	For the year ended December 31, 2018
Pro forma net income (loss) from continuing operations attributable to Newmont stockholders	$59	$(2,898)
Pro forma basic and diluted weighted average Newmont shares outstanding	819	819
Pro forma basic and diluted earnings (loss) per share	$0.07	$(3.54)

5. Proposed Joint Venture with Barrick Gold Corporation

The unaudited pro forma financial information does not give effect to the proposed creation of a joint venture (the “joint venture”) to operate and manage certain mining operations and assets located in Nevada and included in our North America reportable segment (the “Assets”) and certain of Barrick’s Nevada mining operations and assets, as the joint venture is not directly attributable to the Arrangement.  Newmont’s unaudited pro forma statement of operations includes $89 million and $334 million of Income (loss) before income and mining tax and other items attributable to the Assets for the quarter ended March 31, 2019 and year ended December 31, 2018, respectively, which (i) does not reflect general corporate expenses, interest (except project-specific interest) or income and mining taxes and (ii) does reflect elimination of intercompany revenue and expense amounts with our other reportable segments.  Similarly, the unaudited pro forma balance sheet includes $5,531 million of Total assets attributable to the Assets as of March 31, 2019.  The Income (loss) before income and mining tax and other items and Total assets attributable to the Assets disclosed above are preliminary and subject to change based on the final terms of the joint venture to-be formed.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

Pursuant to the Registration Rights Agreement, we agreed, for the benefit of the holders of Existing Notes, at our cost, to use our commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to registered offers to exchange the Existing Notes of each series for Registered Notes of the same series, which will have terms identical in all material respects to such Existing Notes, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series. See “Registration Rights.”

General

On April 22, 2019, Newmont consummated offers to exchange (the “Original Exchange Offer”), pursuant to exemptions from the registration requirements of the Securities Act, and exchanged the Existing Notes for tendered Goldcorp Notes of a corresponding series.  Newmont exchanged (i) $472,434,000 aggregate principal amount of Goldcorp’s 3.625% Notes due 2021 for a like principal amount of the Existing 2021 Notes issued by Newmont, (ii) $810,243,000 aggregate principal amount of Goldcorp’s 3.700% Notes due 2023 for a like principal amount of the Existing 2023 Notes issued by Newmont and (iii) $443,639,000 aggregate principal amount of Goldcorp’s 5.450% Notes due 2044 for a like principal amount of the Existing 2044 Notes issued by Newmont.

Under existing interpretations of the Staff of the SEC, the Registered Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Existing Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the Registered Notes:

•                  will not be able to rely on the interpretations of the Staff;

•                  will not be entitled to participate in the Exchange Offers; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Registered Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Existing Notes that participates in the Exchange Offers will be required to represent to us at the time of consummation of the Exchange Offers that:

•                  it is not an affiliate of ours;

•                  it is not a broker-dealer tendering notes acquired directly from us for its own account;

•                  the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•                  it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

Our consummation of the Exchange Offers is subject to certain conditions described in the Registration Rights Agreement, including, without limitation, our receipt of the representations from participating holders as described above and in the Registration Rights Agreement.

In addition, in connection with any resales of the Registered Notes, any broker-dealer that acquired Registered Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Registered Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of Registered Notes.

Terms of the Exchange Offers

Newmont is offering holders of the Existing Notes the opportunity to exchange any and all of their Existing Notes for the Registered Notes.  This prospectus and the accompanying letter of transmittal (the “letter of transmittal”) contain the terms and conditions of the Exchange Offers. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together constitute the Exchange Offers, we will accept for exchange the Existing Notes which are properly tendered on or prior to the Expiration Date, unless you have previously withdrawn them.

When you tender Existing Notes as provided below, our acceptance of the Existing Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal. In tendering Existing Notes, you should also note the following important information:

•                  The Existing Notes may be tendered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their Existing Notes should ensure that they retain a principal amount of Existing Notes amounting to at least the minimum denomination equal to $2,000. The Registered Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing Notes will be accepted if it results in the issuance of less than $2,000 principal amount of Registered Notes.

•                  The Exchange Offers will remain open for 20 business days after the date notice is mailed to the holders of the Existing Notes, or longer if required by applicable law.  We are sending this prospectus, together with the letter of transmittal, on           , 2019, to all of the registered holders of Existing Notes.

•                  The Exchange Offers expire at 5:00 p.m., New York City time, on           , 2019; provided, however, that we, in our sole discretion, may extend the period of time for which the Exchange Offers are open.

•                  The Exchange Offers are not conditioned upon any minimum principal amount of the Existing Notes being tendered.

•                  Our obligation to accept the Existing Notes for exchange in the Exchange Offers is subject to the conditions described under “—Conditions to the Exchange Offers.”

•                  We expressly reserve the right, at any time, to extend the period of time during which the Exchange Offers are open, and thereby delay acceptance of any Existing Notes, by giving oral (promptly followed in writing) or written notice of an extension to the Exchange Agent and notice of that extension to the holders of the Notes as described below. During any extension, all Existing Notes previously tendered will remain subject to the Exchange Offers unless withdrawal rights are exercised as described under “—Withdrawal.” Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder of the Existing Notes promptly after the expiration or termination of the Exchange Offers.

•                  We expressly reserve the right to amend or terminate the Exchange Offers, and to not accept for exchange any Existing Notes that we have not yet accepted for exchange, at any time prior to the Expiration Date. If we make a material change to the terms of the Exchange Offers, including the waiver of a material condition, we will, to the extent required by law, disseminate additional offer materials and extend the period of time during which the Exchange Offers is open so that at least five business days remain in the Exchange Offers following notice of a material change.

•                  Existing Notes which are not tendered for exchange, or are tendered but not accepted, in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement.

•                  We intend to conduct the Exchange Offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•                  By executing, or otherwise becoming bound by, the letter of transmittal, you will be making to us the representations described under “—Resale of the Registered Notes.”

Expiration Date; Extensions; Termination; Amendments

The Exchange Offers expire on the Expiration Date, which is 5:00 p.m., New York City time, on          , 2019, subject to Newmont’s right to extend that time and date in Newmont’s sole discretion (which right is subject to applicable law), in which case the Expiration Date means the latest time and date to which the Expiration Date is extended. To extend the Expiration Date, Newmont will notify the Exchange Agent and will make a public announcement thereof before 5:00 p.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Expiration Date, all Existing Notes previously tendered in extended Exchange Offers will remain subject to such Exchange Offers and may be accepted for exchange by Newmont.

Subject to applicable law, Newmont expressly reserves the right, in its sole discretion and with respect to any or all of the Exchange Offers, to:

•                  delay accepting any of the Existing Notes, to extend the Exchange Offers or to terminate the Exchange Offers and not accept any Existing Notes;

•                  extend the Expiration Date;

•                  terminate the Exchange Offers and return all tendered Existing Notes to the respective tendering holders; and

•                  amend, modify or waive, in whole or in part, at any time, or from time to time, the terms of the Exchange Offers in any respect, including waiver of any conditions to consummation of any of the Exchange Offers.

If any termination or material amendment occurs, we will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Existing Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offers, which would include any waiver of a material condition hereof, we will extend the Exchange Offers, if necessary, so that at least five business days remain in the Exchange Offers following notice of the material amendment or change, as applicable. Unless we terminate the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date, we will exchange the Registered Notes for the tendered Existing Notes promptly after the Expiration Date and will issue to the Exchange Agent Registered Notes for Existing Notes validly tendered, not withdrawn and accepted for exchange. Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offers. See “—Acceptance of Existing Notes for Exchange and Delivery of Registered Notes.”

Settlement Date

The Settlement Date for the Exchange Offers will be promptly after the Expiration Date. Newmont will not be obligated to deliver Registered Notes unless the applicable Exchange Offer is consummated.

Procedures for Tendering

If you wish to participate in the Exchange Offers and your Existing Notes are held by a custodial entity such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Existing Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction.  It is your responsibility to properly tender your Existing Notes.

To participate in the Exchange Offers, you must either:

•                  complete, sign and date the letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal, or a facsimile thereof, together with the certificates representing your Existing Notes specified in the letter of transmittal, to the Exchange Agent at the address set forth in the letter of transmittal, for receipt prior to the Expiration Date; or

•                  comply with the ATOP procedures for book-entry transfer described below prior to the Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offers are eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the Expiration Date at its address listed below under “—Exchange Agent.” Existing Notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or an agent’s message is received by the Exchange Agent. There are not any guaranteed delivery procedures applicable to the Exchange Offers under the terms of the Exchange Offers.

The method of delivery of Existing Notes, the letter of transmittal and all other required documents to the Exchange Agent, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the election and risk of the holder of the Existing Notes. For documents, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent prior to the Expiration Date. Do not send the letter of transmittal or any Existing Notes to anyone other than the Exchange Agent.

If you are tendering your Existing Notes in exchange for the Registered Notes and anticipate delivering your letter of transmittal and other documents other than through DTC, Newmont urges you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any Registered Notes to be delivered pursuant to the Exchange Offers and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Existing Notes Held with DTC

If you wish to tender Existing Notes held on your behalf by a nominee with DTC, you must:

•                  inform your nominee of your interest in tendering your Existing Notes pursuant to the Exchange Offers; and

•                  instruct your nominee to tender all Existing Notes you wish to be tendered in the Exchange Offers into the Exchange Agent’s account at DTC prior to the Expiration Date.

Any financial institution that is a nominee of DTC, including CDS, Euroclear and Clearstream, must tender Existing Notes by effecting a book-entry transfer of Existing Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the Exchange Offers through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, that states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Existing Notes, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Newmont may enforce the agreement against the participant.  The letter of transmittal need not accompany tenders effected through ATOP; provided that all holders of the Existing Notes located in Canada are required to complete, sign and submit the Canadian Eligibility Form (which is attached as Annex A to the letter of transmittal) to the Exchange Agent, regardless of whether such holders are submitting the letter of transmittal or executing their tenders through DTC’s ATOP procedures.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, we will not be required to accept for exchange, or to issue the Registered Notes in exchange for, any of the Existing Notes and may terminate or amend the Exchange Offers, if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not accept for exchange any Existing Notes tendered, and no Registered Notes will be issued in exchange for any such Existing Notes, if at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

We reserve the right to terminate or amend the Exchange Offers at any time prior to the Expiration Date upon the occurrence of any of the foregoing events.

In addition, we will not be obligated to accept for exchange the Existing Notes of any holder that has not made to us the representations described in the Letter of Transmittal and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the Registered Notes under the Securities Act.

The foregoing conditions are for our sole benefit and may be waived by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. The rights described in the prior paragraphs are ongoing rights which we may assert at any time and from time to time.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on the letter of transmittal or notice of withdrawal described under “—Withdrawal,” as the case may be, must be guaranteed by an eligible guarantor institution unless the Existing Notes tendered pursuant to the letter of transmittal are tendered for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as such terms are used in Rule 17Ad-15):

•                  a bank;

•                  a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•                  a credit union;

•                  a national securities exchange, registered securities association or clearing agency; or

•                  a savings association.

If signatures on the letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible guarantor institution.

If the letter of transmittal is signed by the holders of Existing Notes tendered thereby, the signatures must correspond with the names as written on the face of the Existing Notes without any change whatsoever. If any of the Existing Notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Existing Notes tendered thereby are registered in different names on different Existing Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Existing Notes that are not tendered for exchange pursuant to the Exchange Offers are to be returned to a person other than the tendering holder, certificates for those Existing Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any Existing Notes set forth in the letter of transmittal, such Existing Notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on such Existing Notes and signatures on such Existing Notes must be guaranteed by an eligible guarantor institution. If the letter of transmittal or any Existing Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Newmont, evidence satisfactory to Newmont of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or a facsimile thereof, the tendering holder of Existing Notes waives any right to receive any notice of the acceptance for exchange of their Existing Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Existing Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Existing Notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Existing Notes will be determined by Newmont in its sole discretion, which determination will be final and binding. Newmont reserves the absolute right to reject any and all tendered Existing Notes determined by Newmont not to be in proper form or not to be tendered validly or any tendered Existing Notes acceptance of which by Newmont would, in the opinion of Newmont’s counsel, be unlawful. Newmont also reserves the right to waive, in its sole discretion, any defects, irregularities or conditions of tender as to particular Existing Notes, whether or not waived in the case of other Existing Notes. Newmont’s interpretation of the terms and conditions of the Exchange Offers, including the terms and instructions in the letter of transmittal and consent, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within the time Newmont determines. Although Newmont intends to notify holders of Existing Notes of defects or irregularities with respect to tenders of Existing Notes, none of Newmont, the Exchange Agent, or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Existing Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Existing Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for indemnifying the Trustee in a manner satisfactory to it. Holders may contact the Exchange Agent for assistance with these matters.

Withdrawal

You can withdraw your tender of Existing Notes at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Tenders of any series of Existing Notes in the Exchange Offers may be validly withdrawn at any time prior to the applicable Withdrawal Deadline, but will thereafter be irrevocable, even if Newmont otherwise extends the Exchange Offers beyond the Expiration Date, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted in the Exchange Offers after the Withdrawal Deadline will be irrevocable, except in the limited circumstances where additional withdrawal rights are required by law.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the Withdrawal Deadline at its address listed below under “—Exchange Agent.” The withdrawal notice must:

•                  specify the name of the tendering holder of Existing Notes;

•                  bear a description of the Existing Notes to be withdrawn;

•                  specify, in the case of Existing Notes tendered by delivery of certificates for such Existing Notes, the certificate numbers shown on the particular certificates evidencing such Existing Notes;

•                  specify the aggregate principal amount represented by those Existing Notes;

•                  specify, in the case of Existing Notes tendered by delivery of certificates for such Existing Notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Existing Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Existing Notes; and

•                  be signed by the holder of those Existing Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to Newmont that the person withdrawing the tender has succeeded to the beneficial ownership of those Existing Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Existing Notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of Existing Notes may not be rescinded, and any Existing Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offers. Validly withdrawn Existing Notes may, however, be retendered by again following the procedures described in “—Procedures for Tendering” above prior to the Expiration Date.

Resale of the Registered Notes

Under existing interpretations of the Staff of the SEC contained in several no-action letters to third parties, the Registered Notes would in general be freely transferable by holders thereof (other than affiliates of us) after the Exchange Offers without further registration under the Securities Act (subject to certain representations required to be made by each holder of Existing Notes participating in the Exchange Offers, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993. Neither Newmont nor Newmont USA, nor any of their affiliates, have entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offers and, to the best of our information and belief, each person participating in the Exchange Offers is (i) neither an “affiliate” of Newmont or Newmont USA within the meaning of Rule 405 under the Securities Act, nor a broker-dealer acquiring the securities in exchange for securities acquired directly from Newmont or Newmont USA for its own account, (ii) acquiring the securities in its ordinary course of business, and (iii) is not engaged in, and does not intend to engage in, the distribution of the securities to be received in the Exchange Offers and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offers.

However, any holder of Existing Notes who is an “affiliate” of ours or who intends to participate in the Exchange Offers for the purpose of distributing the Registered Notes:

•                  will not be able to rely on such SEC interpretation;

•                  will not be able to tender its Existing Notes in the Exchange Offers; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Existing Notes unless such sale or transfer is made pursuant to an exemption from those requirements.

We acknowledge that such secondary resale transactions should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act.

By executing, or otherwise becoming bound by, the letter of transmittal, each holder of the Existing Notes will represent that:

•                  it is not an affiliate of ours;

•                  it is not a broker-dealer tendering notes acquired directly from us for its own account;

•                  the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•                  it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offers, and there can be no assurance that the SEC staff would make a similar determination with respect to the Registered Notes as it has made in previous no-action letters.

In addition, in connection with any resales of those Existing Notes, each exchanging broker-dealer, as defined below, receiving the Registered Notes for its own account in exchange for the Existing Notes, where such Existing Notes were acquired by such exchanging dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes. See “Plan of Distribution.”

The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Registered Notes, other than a resale of an unsold allotment from the original sale of the Existing Notes, by delivery of the prospectus contained in the Exchange Offers registration statement.

Absence of Appraisal and Dissenters’ Rights

Holders of the Existing Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Acceptance of Existing Notes for Exchange and Delivery of Registered Notes

On the Settlement Date, the Registered Notes to be issued in exchange for the Existing Notes tendered and accepted in the Exchange Offers will be delivered in book-entry form.

Newmont will be deemed to accept the Existing Notes that have been validly tendered by holders and that have not been validly withdrawn before the Withdrawal Deadline as provided in this prospectus when, and if, Newmont gives oral or written notice of acceptance to the Exchange Agent. Following receipt of that notice by the Exchange Agent and subject to the terms and conditions of the Exchange Offers, delivery of the Registered Notes will be made by the Exchange Agent on the Settlement Date. The Exchange Agent will act as agent for tendering holders of Existing Notes for the purpose of receiving Existing Notes and transmitting Registered Notes as of the Settlement Date. If any tendered Existing Notes are not accepted for any reason described in the terms and conditions of the Exchange Offers, such unaccepted Existing Notes will be returned without expense to the tendering holders promptly after the expiration or termination of the Exchange Offers.

If, for any reason, acceptance for exchange of tendered Existing Notes, or issuance of Registered Notes in exchange for validly tendered Existing Notes, pursuant to the applicable Exchange Offer is delayed, or Newmont is unable to accept tendered Existing Notes for exchange or to issue Registered Notes in exchange for validly tendered Existing Notes pursuant to the Exchange Offers, then the Exchange Agent may, nevertheless, on behalf of Newmont, retain the tendered Existing Notes, without prejudice to the rights of Newmont described under “—Expiration Date; Extensions; Termination; Amendments” and “—Conditions to the Exchange Offers” and “—Withdrawal” above, but subject to Rule 14e-1 under the Exchange Act, which requires that Newmont return the Existing Notes tendered promptly after the termination or withdrawal of any exchange offer, and the tendered Existing Notes may not be withdrawn.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the Exchange Agent for the Exchange Offers. Letters of transmittal and all other correspondence in connection with the Exchange Offers, including questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal, should be sent or delivered by each holder of the Existing Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address set forth below:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Tiffany Castor

Email: CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

By Facsimile Transmission (eligible institutions only):

(732) 667-9408

For Information or Confirmation by Telephone:

(315) 414-3034

Holders of Existing Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers. Newmont will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Solicitation of Tenders; Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offers and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses.

Newmont will bear the expenses of soliciting tenders of the Existing Notes. Solicitations of holders may be made by mail, e-mail, telephone, facsimile transmission, in person and otherwise by any Exchange Agent as well as by Newmont officers and other employees and those of Newmont affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.

Holders tendering their Existing Notes accepted in the Exchange Offers will not be obligated to pay brokerage commissions or fees to Newmont, the Exchange Agent or, except as set forth below, to pay transfer taxes with respect to the exchange of their Existing Notes. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Existing Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Existing Notes in the Exchange Offers unless you instruct Newmont to issue or cause to be issued Registered Notes, or request that Existing Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due with respect to the Existing Notes tendered by such holder.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the Existing Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Existing Notes who do not exchange Existing Notes for Registered Notes in the Exchange Offers will continue to be subject to the restrictions on transfer of the Existing Notes. In general, the Existing Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the Exchange Offers, due to the restrictions on transfer of the Existing Notes and the absence of similar restrictions applicable to the Registered Notes, it is highly likely that the market, if any, for Existing Notes will be relatively less liquid than the market for Registered Notes. Consequently, holders of Existing Notes who do not participate in the Exchange Offers could experience significant diminution in the value of their Existing Notes compared to the value of the Registered Notes.

NONE OF NEWMONT, GOLDCORP OR THE TRUSTEE WITH RESPECT TO THE REGISTERED NOTES, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS OF THE EXISTING NOTES SHOULD EXCHANGE THEIR EXISTING NOTES FOR REGISTERED NOTES IN RESPONSE TO THE EXCHANGE OFFERS.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated by this prospectus, we will receive, in exchange, an equal principal amount of the corresponding series of Existing Notes. Existing Notes surrendered in exchange for Registered Notes will be retired and cannot be reissued.

DESCRIPTION OF OTHER INDEBTEDNESS

Newmont Existing Revolving Credit Facility

In April 2019, the Company entered into a $3.0 billion revolving credit facility (the “Revolving Credit Facility”) with a syndicate of financial institutions expiring in April 2024. The Revolving Credit Facility provides for borrowings in U.S. dollars and contains a letter of credit sub-facility. The fees on the Revolving Credit Facility vary based on the credit ratings of our senior, uncollateralized, non-current debt. Borrowings under the Revolving Credit Facility bear interest at a market based rate plus a margin determined by reference to our credit ratings. As of June 1, 2019, Newmont had no borrowings outstanding under the Revolving Credit Facility. There were $71 million of letters of credit outstanding under the letter of credit sub-facility as of June 1, 2019.

LC Facility Agreement

In September 2013, Newmont entered into a Letter of Credit Facility Agreement (the “LC Facility Agreement”) with BNP Paribas, New York Branch. The LC Facility Agreement established a $175 million letter of credit facility for a three year period to support reclamation obligations. In 2017, the LC Facility Agreement was extended to September 30, 2020. The LC Facility Agreement had a balance of $172 million as of March 31, 2019.

Senior Notes

As of March 31, 2019, Newmont had $4,046 million in aggregate principal amount of senior notes outstanding. All outstanding senior notes are unsecured and rank equally with one another and other senior unsecured indebtedness of Newmont. The following table sets forth the aggregate principal amount of each series of senior notes outstanding as of March 31, 2019.

(in millions)
2019 Senior Notes, net(1)	$626
2022 Senior Notes, net(1)	987
2035 Senior Notes, net(1)	594
2039 Senior Notes, net(1)	859
2042 Senior Notes, net(1)	984
Total	$4,050

(1)         Represents the aggregate principal amount, net of any debt issuance costs or discounts.

Debt Covenants

The Revolving Credit Facility and Newmont’s senior notes contain various covenants and default provisions, including payment defaults, limitation on liens, leases, sales and leaseback agreements and merger restrictions.

The Revolving Credit Facility contains a financial ratio covenant requiring us to maintain a net debt (total debt net of cash and cash equivalents) to total capitalization ratio of less than or equal to 62.5% in addition to the covenants noted above. Furthermore, the Revolving Credit Facility contains a covenant limiting the incurrence of liens, a covenant limiting mergers, consolidations and the sale of all or substantially all of Newmont’s assets and certain change of control provisions.

As of March 31, 2019, Newmont and its related entities were in compliance with all of the debt covenants and provisions related to potential defaults.

DESCRIPTION OF THE REGISTERED NOTES

General

The Existing Notes of each series were, and the Registered Notes of each series will be, issued under an indenture, dated as of April 22, 2019 (the “Indenture”), by and among Newmont, Newmont USA, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Existing Notes of each series and the Registered Notes of each series will include those expressly set forth in the Indenture and those made part of the Indenture by reference therein to the Trust Indenture Act. Each series of Registered Notes, when issued, will be part of the same series of corresponding Existing Notes under the Indenture. References to “the Notes” include the Existing Notes and the Registered Notes. The Existing Notes constitute, and the Registered Notes will constitute, debt securities issued under the Indenture.

Although, for convenience, the 3.625% 2021 Notes (the “2021 Notes”), the 3.700% 2023 Notes (the “2023 Notes”) and the 5.450% 2044 Notes (the “2044 Notes”) are referred to collectively as the “Notes,” they were issued, and will be issued, each as a separate series and will not together have any class voting or other rights. All references in this “Description of the Registered Notes” to the Notes and to holders of the Notes mean (i) in the case of the 2021 Notes, the Registered 2021 Notes and the holders of the Registered 2021 Notes together with the Existing 2021 Notes and the holders of Existing 2021 Notes, (ii) in the case of the 2023 Notes, the Registered 2023 Notes and the holders of the Registered 2023 Notes, together with the Existing 2023 Notes and the holders of the Existing 2023 Notes and (iii) in the case of the 2044 Notes, the Registered 2044 Notes and the holders of the Registered 2044 Notes, together with the Existing 2044 Notes and the holders of the Existing 2044 Notes.

The following description of certain provisions of the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Indenture, including the definitions therein of certain terms, and to the Registered Notes. We urge you to read the Indenture and the Notes because they contain additional information and they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture and forms of the Registered Notes will be made available without charge upon request in writing to us at the address set forth under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” For purposes of this “Description of the Registered Notes,” references to “Newmont,” “we,” “us,” or “our” refer only to Newmont and do not include any of its current or future subsidiaries, unless the context otherwise requires.

The Registered Notes will have terms identical in all material respects to the Existing Notes of the same series, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series.

The 2021 Notes will mature on June 9, 2021. The 2023 Notes will mature on March 15, 2023. The 2044 Notes will mature on June 9, 2044. The Notes of each series will be issued only in fully registered form, without coupons, and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are senior unsecured obligations of Newmont. The Notes will rank equally in right of payment with all of Newmont’s other senior unsecured indebtedness, rank effectively junior to any of Newmont’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of Newmont’s nonguarantor subsidiaries.

The Subsidiary Guarantor guarantees (the “Subsidiary Guarantees”) on a senior unsecured basis the full and punctual payment of the principal of, and any interest on, the Notes, when and as these payments become due and payable, whether at maturity, declaration of acceleration or otherwise. The Subsidiary Guarantees rank senior in right of payment to all of the indebtedness of the Subsidiary Guarantor that is expressly subordinated in right of payment to the Subsidiary Guarantees, rank equally in right of payment with all of the unsecured indebtedness and liabilities of the Subsidiary Guarantor that are not so subordinated and rank effectively junior to any secured indebtedness of the Subsidiary Guarantor, to the extent of the value of the assets securing such indebtedness.

Further Issues

We may, without the consent of the then existing holders of the Notes of a series, “reopen” the series and issue additional notes in an unlimited amount, which additional notes will have the same terms as the Notes of the same series offered hereby except for the issue price, issue date and, in certain circumstances, the first interest payment date and the first date from which interest will accrue; provided that, if any additional notes of a series are not fungible with the Notes of the same series offered hereby for United States federal income tax purposes, such additional notes will be issued as a separate series under the Indenture and will have a separate CUSIP number from the applicable series of Notes.

Form, Transfer and Exchange

The Registered Notes of each series will be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, the Notes of each series will be exchangeable for other securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the Indenture, the Notes may be presented for exchange as provided herein or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the registrar or at the office of any transfer agent designated by Newmont for such purpose. No service charge is made for any registration of transfer or exchange of the Notes, but Newmont may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange is effected upon the registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Newmont has appointed the Trustee to act as registrar and transfer agent. Newmont may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided that Newmont will be required to maintain a transfer agent in each place of payment for each series of the Notes.

If any series of the Notes, or of any series and specified tenor, is to be redeemed in part, Newmont is not required to:

•                  issue, register the transfer of or exchange any of the Notes of such series, or of such series and specified tenor, as the case may be, during a period beginning at the opening of business 15 days before the day of transmitting of a notice of redemption for any such Notes that may be selected for redemption and ending at the close of business on the day of such transmission; or

•                  register the transfer of or exchange any of the Notes so selected for redemption, in whole or in part, except the unredeemed portion of any such Notes being redeemed in part.

Payment and Paying Agents

Payment of interest on the Notes on any interest payment date will be made to the person in whose name such Notes are registered at the close of business on the regular record date for such interest payment.

Principal of, and any premium and interest on, the Notes will be payable at the office of such paying agent or paying agents as Newmont may designate for such purpose from time to time, except that, at the option of Newmont, payment of any interest may be made by wire transfer in accordance with wire instructions set forth in the security register. The Trustee will initially be designated as Newmont’s sole paying agent for payments with respect to the Notes of each series. Newmont may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Newmont will be required to maintain a paying agent in each place of payment for each series of the Notes.

All moneys paid by Newmont to a paying agent for the payment of the principal of, or any premium or interest on, any of the Notes which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Newmont, and the holder of such Notes thereafter may look only to Newmont for payment thereof.

Interest

Newmont pays interest on the 2021 Notes at a rate of 3.625% per annum and on the 2044 Notes at a rate of 5.450% per annum, in each case, semi-annually in arrears on June 9 and December 9 of each year, commencing, in the case of the Registered Notes, on December 9, 2019, to the persons in whose names the Notes are registered at the close of business on May 25 or November 25, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Newmont will pay interest on the 2023 Notes at a rate of 3.700% per annum, semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2019, to the persons in whose names the Notes are registered at the close of business on March 1 or September 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on each series of the Notes will accrue from (and including) the most recent date on which interest has been paid or duly provided for on the corresponding series of Existing Notes.

If any interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, and no interest on such payment will accrue for the period from and after such interest payment date to such date of payment. If the maturity date of any series of the Notes falls on a day that is not a business day, the payment of principal of, and any interest on, such series of the Notes may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date to such date of payment.

As used in this “Description of the Registered Notes,” “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or executive order to close in the City of New York.

Optional Redemption

The Notes may be redeemed, in whole or in part, at Newmont’s option at any time or from time to time. Newmont will notify the Trustee of its decision to redeem the Notes, in whole or in part, as provided in the Indenture. Prior to (i) April 9, 2021 (two months prior to the maturity date of the 2021 Notes) in the case of the 2021 Notes, (ii) December 15, 2022 (three months prior to the maturity date of the 2023 Notes) in the case of the 2023 Notes and (iii) December 9, 2043 (six months prior to the maturity date of the 2044 Notes) in the case of the 2044 Notes, the Notes of each series will be redeemable at a redemption price calculated by Newmont equal to the greater of the following amounts:

•                  100% of the principal amount of the Notes of such series being redeemed on the applicable redemption date; or

•                  the sum of the present values of the remaining scheduled payments of principal of, and interest on, the Notes of such series being redeemed on such redemption date (not including any portion of any payments of interest accrued to such redemption date) discounted to such redemption date on a semi-annual basis at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below), plus 25 basis points for each of the 2021 Notes and the 2023 Notes or 35 basis points for the 2044 Notes, plus, in each case, accrued and unpaid interest, if any, on the Notes of such series to (but not including) such redemption date.

At any time on or after April 9, 2021 (two months prior to the maturity date of the 2021 Notes), the 2021 Notes will be redeemable, in whole or in part, at Newmont’s option at any time or from time to time, at a redemption price calculated by Newmont equal to 100% of the principal amount of the 2021 Notes to be redeemed plus accrued and unpaid interest, if any, on the 2021 Notes to (but not including) the redemption date. At any time on or after December 15, 2022 (three months prior to the maturity date of the 2023 Notes), the 2023 Notes will be redeemable, in whole or in part, at Newmont’s option at any time or from time to time, at a redemption price calculated by Newmont equal to 100% of the principal amount of the 2023 Notes to be redeemed plus accrued and unpaid interest, if any, on the 2023 Notes to (but not including) the redemption date. At any time on or after December 9, 2043 (six months prior to the maturity date of the 2044 Notes), the 2044 Notes will be redeemable, in whole or in part, at

Newmont’s option at any time or from time to time, at a redemption price calculated by Newmont equal to 100% of the principal amount of the 2044 Notes to be redeemed plus accrued and unpaid interest, if any, on the 2044 Notes to (but not including) the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture.

Newmont will send notice of redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed. Any such notice of redemption may, in Newmont’s discretion, be subject to the satisfaction of one or more conditions precedent. Once notice of redemption is sent, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price plus accrued and unpaid interest, if any, on the Notes redeemed to the redemption date.

For purposes of the foregoing discussion of an optional redemption, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Independent Investment Banker” means Citigroup Global Markets Inc. or J.P. Morgan Securities LLC and their respective successors or, if all of such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (A) Citigroup Global Markets Inc. or J.P. Morgan Securities LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

On and after the redemption date, the Notes will cease to bear interest (unless Newmont defaults in the payment of the redemption price and accrued interest). On or before the redemption date, Newmont will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of, and accrued interest on, the Notes to be redeemed on such redemption date. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected in accordance with applicable procedures of the applicable depositary.

Change of Control Repurchase Event

If a change of control repurchase event occurs in respect of the Notes, unless Newmont has exercised its right to redeem all of the Notes as described under “—Optional Redemption,” Newmont will be required to make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase. Within 30 days following any change of control repurchase event or, at Newmont’s option, prior to any change of control, but after the public announcement of the proposed change of control, Newmont will transmit, or cause to be transmitted, a notice to the Trustee and each holder, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted, other than as may be required by law. The notice will, if transmitted prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the Notes electing to have their Notes purchased pursuant to a change of control repurchase event offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date.

Newmont will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the Notes, Newmont will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the Notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, Newmont will, to the extent lawful:

•                  accept for payment all of the Notes or portions of the Notes validly tendered (and not validly withdrawn) pursuant to a change of control repurchase event offer;

•                  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all of the Notes or portions of the Notes validly tendered (and not validly withdrawn); and

•                  deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by Newmont.

The paying agent will promptly transmit to each holder of Notes validly tendered (and not validly withdrawn) the purchase price for the Notes (or make payment through the depositary), and the Trustee will promptly authenticate and cause to be transferred by book-entry to each holder new Notes equal in principal amount to any unpurchased portion of any Notes surrendered; provided that new Notes will be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

Newmont will not be required to make an offer to repurchase the Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements applicable to an offer made by Newmont, and such third party purchases all Notes validly tendered (and not validly withdrawn) pursuant to its offer.

For purposes of the foregoing discussion of a change of control repurchase event, the following definitions are applicable:

“change of control” means the occurrence of any of the following:

(1)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Newmont and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Newmont or one of its subsidiaries;

(2)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Newmont) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting stock of Newmont or other voting stock into which Newmont’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than by number of shares;

(3)         Newmont consolidates with, or merges with, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, Newmont, in any such event pursuant to a transaction in which any of the outstanding voting stock of Newmont or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Newmont outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)         the first day on which the majority of the members of Newmont’s board of directors are not continuing directors; or

(5)         the adoption of a plan relating to the liquidation or dissolution of Newmont.

Notwithstanding the foregoing, a transaction is not deemed to involve a change of control if (i) Newmont becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Newmont’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Newmont’s and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Newmont to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Newmont’s and its subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“change of control repurchase event” means, with respect to a change of control and provided the Notes carry an investment grade rating from both rating agencies immediately prior to the first public announcement of the occurrence of the change of control or of the intention of Newmont to effect the change of control, the Notes are rated below an investment grade rating by both rating agencies on any date within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the rating agencies) after the earlier of the occurrence of the change of control and the first public announcement of the intention to effect the change of control; provided that a change of control purchase event shall be deemed not to have occurred if (i) a rating agency that has reduced its rating of the Notes below an investment grade rating during that period does not announce or publicly confirm or inform Newmont that the reduction was the result, in whole or in part, of any event or circumstance comprised or arising as a result of the applicable change of control (regardless of whether that change of control shall then have occurred) or (ii) a rating of the Notes by one of the rating agencies is within that period subsequently upgraded to an investment grade rating. For greater certainty, a change of control repurchase event will be deemed not to have occurred in connection with any particular change of control unless and until that change of control has actually been consummated.

“continuing director” means, as of any date of determination, any member of the board of directors of Newmont who:

(1)                                  was a member of such board of directors on April 22, 2019; or

(2)         was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Newmont’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“investment grade rating” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and (iii) the equivalent investment grade rating from any additional rating agency or rating agencies selected by Newmont as a replacement rating agency or replacement ratings agencies.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“rating agency” means each of Moody’s and S&P; provided that, if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of Newmont’s control, Newmont may select (as certified by a resolution of Newmont’s board of directors)

a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors. “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Newmont and, thus, the removal of incumbent management. Subject to the limitations discussed below, Newmont could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Newmont’s capital structure or credit ratings on the Notes. Restrictions on Newmont’s ability to incur liens are contained in the covenants as described under “—Certain Covenants—Limitation on Liens.”

We may not have sufficient funds to repurchase all of the Notes upon a change of control repurchase event. See “Risk Factors—Risks Relating to the Notes—We may be unable to repurchase the Registered Notes upon a change of control repurchase event.”

Certain Covenants

The Indenture requires Newmont and its Restricted Subsidiaries (as defined below) to comply with certain covenants, some of which are described below.

Certain Definitions

“Attributable Debt” means, with respect to any lease under which Newmont is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by Newmont under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease (as determined by any two of the following: the chair of the board of directors of Newmont, the president, the chief executive officer, any executive vice president, any senior vice president, the treasurer, the controller or the secretary of Newmont) compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and capital lease obligations) and (ii) all goodwill, all as shown in the most recent consolidated balance sheet of Newmont and its Subsidiaries computed in accordance with generally accepted accounting principles.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower.

“Principal Property” means any mine, together with any fixtures comprising a part thereof, and any plant or other facility, together with any land upon which such plant or other facility is erected and fixtures comprising a part thereof, used primarily for mining or processing, in each case, located in the United States and the net book value of which on the date as of which the determination is being made exceeds 5% of Consolidated Net Tangible Assets; provided that “Principal Property” shall not include (i) any mine, plant or facility which, in the opinion of the board of directors of Newmont, is not of material importance to the total business conducted by Newmont and its Subsidiaries as an entirety or (ii) any portion of a particular mine, plant or facility which, in the opinion of Newmont is not of material importance to the use or operation of such mine, plant or facility.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States and (ii) which owns a Principal Property; provided that Restricted Subsidiary shall not include any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of Newmont and its Subsidiaries, and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company.

“Subsidiary” of Newmont means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by Newmont, by Newmont and one or more Subsidiaries of Newmont or by one or more Subsidiaries of Newmont or (ii) any other Person (other than a corporation) in which Newmont, one or more Subsidiaries of Newmont or Newmont and one or more Subsidiaries of Newmont, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

Limitation on Liens

The Indenture prohibits Newmont and any of its Restricted Subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness for money borrowed or any indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”) secured by pledge of, or mortgage, deed of trust or other lien on, any Principal Property owned by Newmont or any Restricted Subsidiary, or any shares of stock or other ownership interests or Debt of any Restricted Subsidiary held by Newmont or any Restricted Subsidiary (collectively, “Mortgages”), without securing all outstanding series of the Notes under the Indenture equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction does not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:

•                  the aggregate principal amount of such secured Debt;

•                  all secured Debt which would otherwise be prohibited; and

•                  all of the Attributable Debt of Newmont and its Restricted Subsidiaries in respect of sale and

•                  leaseback transactions which would otherwise be prohibited by the covenant limiting sale and

•                  leaseback transactions described below.

The restriction described above also does not apply to Debt secured by the following:

•                  Mortgages on property of, or on any shares of stock or other ownership interests or Debt of, any corporation or any other entity existing at the time such corporation or entity becomes a Restricted Subsidiary;

•                  Mortgages to secure indebtedness of a Restricted Subsidiary to Newmont or to another Restricted Subsidiary;

•                  Mortgages for taxes, assessments or governmental charges or levies (i) that are not then due and delinquent or (ii) the validity of which is being contested in good faith by appropriate proceedings;

•                  Mortgages of materialmen, mechanics, carriers, workmen, repairmen, landlords or other like Mortgages, or deposits to obtain the release of these Mortgages;

•                  Mortgages arising under an order of attachment or restraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith;

•                  Mortgages to secure (i) to secure public or statutory obligations, (ii) to secure payment of workmen’s compensation, (iii) to secure performance in connection with tenders, leases of real property, bids or contracts or (iv) to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes;

•                  Mortgages in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the Pollution Control or Industrial Revenue Bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

•                  Mortgages on property (including any lease which should be capitalized on the lessee’s balance sheet in accordance with generally accepted accounting principles), shares of stock or other ownership interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation or through purchase or transfer of the properties of a corporation or any other entity as an entirety or substantially as an entirety) or to secure the payment of all or any part of the purchase price or construction cost or improvement cost thereof or to secure any Debt incurred prior to, at the time of, or within one year after, the acquisition of such property or shares or other ownership interests or Debt or the completion of any such construction (including any improvements on an existing property) or the commencement of commercial operation of such property, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;

•                  Mortgages existing at the date of the Indenture; and

•                  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage enumerated above; provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.

The restrictions discussed above also do not apply to (i) any gold-based loan or forward sale arrangement and (ii) any Mortgage upon property owned or leased by Newmont or any Restricted Subsidiary or in which Newmont or any Restricted Subsidiary owns an interest to secure Newmont’s or a Restricted Subsidiary’s proportionate share of any payments required to be made to any person incurring the expense of developing, exploring, or conducting operations for the recovery, processing or sale of the mineral resources of such owned or leased property.

Limitation on Sales and Leasebacks

The Indenture prohibits Newmont and any of its Restricted Subsidiaries from entering into any arrangement with any third party lender or investor pursuant to which Newmont or any Restricted Subsidiary leases for a period, including renewals, in excess of three years, any Principal Property if Newmont or the Restricted Subsidiary sold or will sell or transfer the Principal Property more than 270 days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to such third party lender or investor or to any person to whom funds have been or will be advanced by such third party lender or investor on the security of the Principal Property (a “sale and lease-back transaction”), unless:

•                  Newmont or such Restricted Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the provisions of the covenant under “Limitation on Liens” above; or

•                  Newmont applies within 180 days after the sale or transfer an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement or (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to:

(a)         the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale; or

(b)         the retirement of Funded Debt of Newmont or any Restricted Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

The amount to be applied to the retirement of Funded Debt of Newmont will be reduced by:

•                  the principal amount of the Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation;

•                  if the Notes of any series were issued with original issue discount or provide that an amount other than the face value is or may be payable upon maturity or a declaration of acceleration, the amount as may be due and payable with respect to such series of the Notes pursuant to the Indenture delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation; and

•                  the principal amount of Funded Debt, other than the Notes, voluntarily retired by Newmont within 180 days after such sale or transfer.

Consolidation, Merger, Conveyance, Transfer or Lease

Newmont shall not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person (a “successor person”) and shall not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, Newmont, unless:

(1)                                 the successor person is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and expressly assumes Newmont’s obligations under the Notes and the Indenture;

(2)         immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Newmont or any Subsidiary as a result of such transaction as having been incurred by Newmont or such Subsidiary at the time of such transaction, no Event of Default (as defined in the Indenture), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)         certain other conditions are satisfied.

Events of Default

Each of the following constitute an “Event of Default” under the Indenture with respect to any series of the Notes:

(a)         failure to pay principal of, or any premium on, the Notes of such series when due;

(b)         failure to pay any interest on the Notes of such series when due, continued for 30 days;

(c)          failure to perform, or breach of, any other covenant of Newmont in the Indenture, continued for 90 days after written notice has been given to Newmont by the Trustee or to Newmont and the Trustee by the holders of at least 25% in principal amount of the then outstanding Notes of such series as provided in the Indenture;

(d)         default by Newmont or the Subsidiary Guarantor with respect to any indebtedness (other than indebtedness under the Notes) of any one or both of Newmont and the Subsidiary Guarantor in an aggregate principal amount exceeding $75,000,000 (i) resulting in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled;

(e)          certain events in bankruptcy, insolvency or reorganization of Newmont or the Subsidiary Guarantor; and

(f)           except as permitted by the Indenture, (i) the Subsidiary Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) the Subsidiary Guarantor shall deny or disaffirm its obligation under the Subsidiary Guarantees.

If an Event of Default (other than an Event of Default described in clause (e) above) with respect to any series of the Notes at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series by notice as provided in the Indenture may declare the principal amount of all of the Notes of such series to be due and payable immediately.

If an Event of Default described in clause (e) above with respect to any series of the Notes at the time outstanding shall occur, the principal amount of all of the Notes of such series will automatically, and without any declaration or action by the Trustee or any holder, become immediately due and payable. After any such declaration or acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series may, under certain circumstances, rescind and annul such declaration if all Events of Default with respect to the Notes of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. See “—Modifications, Amendments and Waivers.”

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the then outstanding Notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series.

No holder of a Note of any series has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)                                 such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

(2)         the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series have made written request, and such holder or holders have offered indemnity satisfactory to the Trustee to institute such proceeding as Trustee; and

(3)         the Trustee has failed to institute such proceeding within 60 days after its receipt of such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the then outstanding Notes of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of a Note for the enforcement of payment of the principal of, or any premium or interest on, such Note on or after the applicable due date specified in such Note.

Newmont is required to furnish to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not, to the best knowledge of the signers thereof, Newmont is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modifications, Amendments and Waivers

Modifications and amendments of the Indenture may be made by Newmont and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Notes of each series affected by such modification or amendment, as the case may be (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series); provided, however, that no such modification or amendment may, without the consent of the holder of the then outstanding Notes of each series affected thereby:

(1)                                 change the stated maturity of the principal of, or any installment of principal of or interest on, any of the Notes;

(2)         reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

(3)         change any place of payment where, or the coin or currency in which, any of the Notes or any premium or interest thereon is payable;

(4)         impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(5)         reduce the percentage in principal amount of the then outstanding Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or

(6)         modify any such provisions with respect to modification, amendment and waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified, amended or waived without the consent of the holder of the then outstanding Notes of each series affected thereby.

The holders of not less than a majority in principal amount of the then outstanding Notes of any series may waive compliance by Newmont with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the then outstanding Notes of any series may waive any past default under the Indenture, except a default in the payment of principal of, or any premium or interest on, and certain covenants and provisions of the Indenture which cannot be modified or amended without the consent of each holder of the then outstanding Notes of any series affected thereby.

Certain of the Notes of any series, including those for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any paying agent in trust or set aside and segregated in trust by Newmont for the holders of such Notes and those that have been fully defeased pursuant to the applicable provisions of the Indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, Newmont is entitled to set any day as a record date for the purpose of determining the holders of the outstanding Notes of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by holders of a particular series of the Notes, such action may be taken only by holders of the then outstanding Notes of such series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the Notes of such series within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by Newmont, and may be shortened or lengthened from time to time.

Defeasance and Covenant Defeasance

Newmont may elect, at its option at any time, to have the provisions of the Indenture relating to defeasance and discharge of indebtedness or the provisions of the Indenture relating to defeasance of certain restrictive covenants in the Indenture applied to the Notes of any series.

Defeasance and Discharge

The Indenture provides that, upon Newmont’s exercise of its option to defease and discharge indebtedness with respect to the Notes of any series, Newmont will be discharged from all its obligations with respect to the Notes of such series (except for certain obligations to exchange or register the transfer of securities, to replace stolen, lost or mutilated securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the Notes of such series, of money or U.S. government obligations, or both, which, in the opinion of a certified public accounting firm of national reputation, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and any premium and interest on, the Notes of such series on their respective stated maturities in accordance with the terms of the Indenture and the Notes of such series. Such defeasance or discharge may occur only if, among other things, Newmont has delivered to the Trustee an opinion of counsel to the effect that Newmont has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in the applicable federal income tax law, in each case, to the effect that holders of the Notes of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The Indenture provides that, upon Newmont’s exercise of its option to defease certain restrictive covenants in the Indenture with respect to the Notes of any series, Newmont may omit to comply with certain restrictive covenants and the occurrence of certain Events of Default will be deemed not to be or result in an Event of Default with respect to the Notes of such series. In order to exercise its option to defease certain restrictive covenants, Newmont will be required to deposit in trust for the benefit of the holders of the Notes of such series money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and any premium and interest on, the Notes of such series on their respective stated maturities in accordance with the terms of the Indenture and the Notes of such series. Newmont will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the Notes of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event Newmont exercised this option with respect to the Notes of any series and the Notes of such series were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient, in the opinion of a certified public accounting firm of national reputation, to pay amounts due on the Notes of such series at the time of their respective stated maturities but may not be sufficient to pay amounts due on the Notes of such series upon any acceleration resulting from such Event of Default. In such case, Newmont would remain liable for such payments.

Notices

Notices or communications to holders of the Notes are given to the addresses of such holders as they may appear on the registration books of the registrar.

Title

Newmont, the Trustee and any agent of Newmont or the Trustee may treat the person in whose name a Note is registered as the owner thereof (whether or not such Note may be overdue) for the purpose of making payments on such Note and for all other purposes.

Governing Law

The Indenture, the Notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trustee also serves as trustee under other indentures between it, Newmont and the Subsidiary Guarantor with respect to other series of debt securities. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, or upon the occurrence of a default under one or more of such other indentures, the Trustee may be deemed to have a conflicting interest with respect to the Notes or one or more of such other indentures for purposes of the Trust Indenture Act, and, accordingly, may be required to resign as the Trustee under the Indenture. In that event, Newmont would be required to appoint a successor trustee.

Subsidiary Guarantees

The Subsidiary Guarantor currently unconditionally guarantees on a senior unsecured basis the full and punctual payment of the principal of, and any interest on, the Notes and the other obligations under the Indenture, when and as these payments become due and payable, whether at maturity, declaration of acceleration or otherwise. The Subsidiary Guarantees are general unsecured obligations of the Subsidiary Guarantor that rank senior in right of payment to all of the indebtedness of the Subsidiary Guarantor that is expressly subordinated in right of payment to the Subsidiary Guarantees and rank equally in right of payment with all of the unsecured indebtedness and liabilities of the Subsidiary Guarantor that are not so subordinated. In the event of bankruptcy, liquidation, reorganization or other winding up of the Subsidiary Guarantor, the assets of the Subsidiary Guarantor that secure secured indebtedness will be available to pay obligations under the Subsidiary Guarantees only after all of such secured indebtedness has been repaid in full from such assets. In addition to the holders of the Notes, the holders of the Subsidiary Guarantor’s other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured indebtedness. There can be no assurance that there will be sufficient assets remaining to pay amounts due under any of the Subsidiary Guarantor’s Subsidiary Guarantees.

Under the terms of the Subsidiary Guarantees, holders of the Notes will not be required to exercise their remedies against Newmont before they proceed directly against the Subsidiary Guarantor.

The Subsidiary Guarantor will be released from all of its obligations under the Indenture and the Subsidiary Guarantees, and the Subsidiary Guarantees will terminate, in the following circumstances, each of which is permitted by the Indenture:

•                  upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock of, or other interests in, the Subsidiary Guarantor entitled to vote generally in the election of directors (other than to Newmont or any of its affiliates);

•                  upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to Newmont or any of its affiliates);

•                  upon such time as the Subsidiary Guarantor ceases to guarantee the indebtedness of Newmont other than indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of Newmont that is guaranteed by the Subsidiary Guarantor and that also provides that the guarantee of the Subsidiary Guarantor under such indebtedness shall be released and relieved upon such time as the Subsidiary Guarantor ceases to guarantee any of indebtedness of Newmont other than indebtedness not exceeding $75,000,000 or more in the aggregate shall not be considered in calculating the amount of indebtedness under this provision; or

•                  upon discharge of the Notes in accordance with the provisions of the Indenture.

The Subsidiary Guarantees for each series of the Notes contain a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor (including, without limitation, any guarantees of other indebtedness of Newmont), without resulting in the obligations of the Subsidiary Guarantor under the Subsidiary Guarantees constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being voided or voidable under any similar laws affecting the rights of creditors generally. This provision may not be effective to protect the Subsidiary Guarantees from being voided under fraudulent transfer law.

Book-Entry, Delivery and Form

The Notes will initially be evidenced by one or more global notes deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as DTC’s nominee.

Unless the Notes represented by a global note are exchanged, in whole or in part, for Notes in definitive form, the Notes represented by a global note may generally be transferred only as a whole and only to another nominee of DTC or to a successor depositary or its nominee.

DTC currently limits the maximum denomination of any single global note to $500.0 million. Beneficial interests in the Notes represented by a global note will be shown on, and transfers of Notes represented by a global note will be effected only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon issuance of the Registered Notes represented by a global note in connection with the Exchange Offers, DTC will credit the accounts of the participants designated by the Exchange Agent with the applicable principal amount of the Registered Notes exchanged for the Existing Notes in the Exchange Offers. Ownership of beneficial interests in the Registered Notes represented by global notes will be shown:

•                  on DTC’s records with respect to participants;

•                  by the participants with respect to indirect participants and certain beneficial owners; and

•                  by the indirect participants with respect to all other beneficial owners.

The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in the Notes  represented by global notes may be limited.

Under the Indenture, if the nominee of DTC is the registered owner the Notes represented by global notes, the nominee will be considered the sole owner or holder of such Notes. Except as provided below, owners of the Notes represented by global notes will not be entitled to have such Notes registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approval to the Trustee. However, DTC has advised us that, pursuant to its customary practice with respect to the giving of consents and voting, it will deliver an omnibus proxy to the Trustee assigning the related holder’s voting rights to the participant to whose account the Notes represented by global notes are credited on the record date. Each proxy will include a list of participants’ positions in the relevant Note as of the record date for a consent or vote.

Newmont will wire to DTC’s nominee principal and interest payments with respect to the Notes represented by global notes. Newmont and the Trustee will treat DTC’s nominee as the owner of the Notes represented by global notes for all purposes. Accordingly, Newmont, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the Notes represented by global notes to owners of beneficial interests in such Notes or for maintaining and reviewing any records relating to the beneficial interests.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their holdings of beneficial interests in the Notes represented by global notes as shown on DTC’s records. DTC’s current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the Notes represented by global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the Notes represented by global notes, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Exchange Agent, the Trustee or Newmont.

The Notes represented by global notes will be exchangeable for the Notes registered with the same terms in authorized denominations only if:

•                  DTC notifies Newmont that it is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act;

•                  an Event of Default has occurred and is continuing with respect to the Notes represented by global notes; or

•                  certain circumstances exist, as specified in the Indenture.

If any of these events occur, DTC will generally notify all direct participants of the availability of definitive Notes. Such Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in registered form only, and without coupons. Newmont maintains one or more offices or agencies in New York City, New York to facilitate the transfer or exchange of the Notes represented by global notes. Holders of the Notes are not required to pay any service charges for any transfer or exchange, but Newmont may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.

Links have been established among DTC, CDS Clearing and Depositary Services Inc. (“CDS”), Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”), which are Canadian and European book-entry depositaries similar to DTC, to facilitate the initial issuance of the Registered Notes exchanged outside of the United States and cross-market transfers of the Notes associated with secondary market trading.

Although DTC, CDS, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Each of CDS, Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of CDS, Clearstream and Euroclear, as participants in DTC.

When the Notes are to be transferred from the account of a DTC participant to the account of a CDS participant, a Clearstream participant or a Euroclear participant, the purchaser must send instructions to CDS, Clearstream or Euroclear, as the case may be, through a participant at least one day prior to settlement. CDS, Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive the Notes against payment therefor. After settlement, CDS, Clearstream or Euroclear, as the case may be, will credit its participant’s account. Credit for the Notes will appear on the next day (European time), in the case of Clearstream and Euroclear.

Because settlement of the issuance of the Notes will take place during New York business hours, DTC participants will be able to employ their usual procedures for sending the Notes to the relevant United States agent acting for the benefit of CDS, Clearstream or Euroclear, as the case may be, participants. As a result, to the DTC participant, a cross-market transaction will settle no differently than a transaction between two DTC participants.

When a CDS, Clearstream or Euroclear, as the case may be, participant wishes to transfer the Notes to a DTC participant, the seller will be required to send instructions to CDS, Clearstream or Euroclear, as the case may be, through a participant at least one business day prior to settlement. In these case, CDS, Clearstream or Euroclear, as the case may be, will instruct its United States agent to transfer the Notes against payment therefor. The payment will then be reflected in the account of the CDS, Clearstream or Euroclear, as the case may be, participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in the New York City, New York. If settlement is not completed on the intended value date, proceeds credited to the CDS, Clearstream or Euroclear, as the case may be, participant’s account will instead be valued as of the actual settlement date.

Same-Day Settlement in respect of the Notes Represented by Global Notes

Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in DTC’s Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

REGISTRATION RIGHTS

The following description of the Registration Rights Agreement is a summary and does not describe every aspect of the Registration Rights Agreement. This summary is subject to, and is qualified in its entirety by, reference to all of the provisions of the Registration Rights Agreement. We urge you to read the Registration Rights Agreement in its entirety because it, not the following summary, will define your rights as a holder of Notes under that agreement. A copy of the Registration Rights Agreement was filed with the SEC and may also be obtained upon request at the address set forth under “Where You Can Find More Information.”

In connection with the issuance of the Existing Notes, we entered into the Registration Rights Agreement pursuant to which we agreed, for the benefit of the holders of Existing Notes, at our cost to use our commercially reasonable efforts to:

•                  File, no later than 180 days after the Existing Notes were issued, a registration statement with the SEC with respect to registered offers to exchange the Existing Notes of each series for Registered Notes of the same series, which will have terms identical in all material respects to such Existing Notes, except that the Registered Notes will be registered under the Securities Act, the transfer restrictions, registration rights and related special interest provisions applicable to the Existing Notes will not apply to the Registered Notes, and the Registered Notes will bear different CUSIP numbers from the Existing Notes of the corresponding series;

•                  cause such registration statement to be declared effective within 365 days after the Existing Notes were issued; and

•                  complete the Exchange Offers within 365 days after the Existing Notes were issued.

When the SEC declares the registration statement effective, we will promptly commence the Exchange Offers. The Exchange Offers will remain open for 20 business days after the date notice is mailed to the holders of Existing Notes, or longer if required by applicable law. Interest on each Registered Note will accrue from the last interest payment date on which interest was paid on the Existing Notes surrendered in exchange therefor or, if no interest has been paid on the Existing Notes, from the date of their original issuance. The Registered Notes will vote and consent together with the Existing Notes of the same series on all matters on which holders of such Existing Notes or Registered Notes are entitled to vote and consent.

Under existing interpretations of the Staff of the SEC, the Registered Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Existing Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the Registered Notes:

•                  will not be able to rely on the interpretations of the Staff;

•                  will not be entitled to participate in the Exchange Offers; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Registered Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Existing Notes that participates in the Exchange Offers will be required to represent to us at the time of consummation of the Exchange Offers that:

•                  it is not an affiliate of ours;

•                  it is not a broker-dealer tendering notes acquired directly from us for its own account;

•                  the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•                  it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

Our consummation of the Exchange Offers is subject to certain conditions described in the Registration Rights Agreement, including, without limitation, our receipt of the representations from participating holders as described above and in the Registration Rights Agreement.

In addition, in connection with any resales of the Registered Notes, any broker-dealer that acquired Registered Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Registered Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of Registered Notes.

If:

•                  due to a change in law or in applicable interpretations of the Staff, we determine upon the advice of our outside counsel that we are not permitted to effect the Exchange Offers;

•                  any holder of Existing Notes notifies us prior to the 20th day following completion of the Exchange Offers that it is not eligible to participate in the Exchange Offers or does not receive fully tradeable Registered Notes pursuant to the Exchange Offers; or

•                  for any other reason, the Exchange Offers are not completed within 365 days after the Existing Notes were issued;

the Registration Rights Agreement provides that we will, at our reasonable cost:

•                  as promptly as practicable, but not more than 90 days after so required or requested pursuant to the registration rights agreement, file with the SEC a shelf registration statement (the “shelf registration statement”) covering resales of the Existing Notes;

•                  use our commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 270 days after the date, if any, on which we became obligated to file the shelf registration statement; and

•                  use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the date that is one year after the Existing Notes were issued or the time that all of the Existing Notes eligible to be sold under the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradeable pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC.

For each relevant holder, we agreed to:

•                  provide copies of the prospectus that is part of the shelf registration statement;

•                  notify each such holder when the shelf registration statement has been filed and when it has become effective; and

•                  take certain other actions as are required to permit unrestricted resales of the Registered Notes.

A holder that sells Existing Notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder, including certain indemnification obligations. No holder shall be entitled to be named as a selling security holder in the shelf registration statement or to use the prospectus forming a part thereof for resales of the Existing Notes unless such holder has signed and returned to us a notice and questionnaire as distributed by us consenting to such holder’s inclusion in the shelf registration statement and related prospectus as a selling security holder and providing further information to us. In addition, a holder of Existing Notes will be required to deliver information to be used in connection with the shelf registration statement to benefit from the provisions set forth in the following paragraph.

If:

•                  neither the Exchange Offers are completed within 365 days after the Existing Notes were issued nor the shelf registration has been declared effective within 270 days after the date, if any, on which we became obligated to file the shelf registration statement; or

•                  the shelf registration statement, if applicable, has been both filed and effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the registration rights agreement (each such event referred to in this bullet point and the previous bullet point, a “registration default”);

then we will, subject to certain exceptions, be required to pay additional interest as liquidated damages to the holders of the Notes affected thereby, and additional interest will accrue on the principal amount of the Notes affected thereby, in addition to the stated interest on the Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to a maximum of 0.50% per annum thereafter while any registration default is continuing, until all registration defaults have been cured.

Following the cure of all registration defaults, the accrual of additional interest on the affected Existing Notes will cease and the interest rate will revert to the original rate on such Existing Notes. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Existing Notes with respect to any registration default.

Holders of Existing Notes will also be required to suspend (on one or more occasions) their use of the shelf registration statement and the related prospectus upon written notice from us for a period not to exceed an aggregate of 120 days in any calendar year because of the occurrence of any material event or development with respect to us that, in our reasonable judgment, would be detrimental to Newmont if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

The Registration Rights Agreement provides that a holder of Existing Notes agrees to be bound by the provisions of the Registration Rights Agreement whether or not the holder has signed the Registration Rights Agreement.

PLAN OF DISTRIBUTION

Under existing interpretations of the Staff of the SEC, set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the Registered Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Existing Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the Registered Notes:

•                  will not be able to rely on the interpretations of the Staff;

•                  will not be entitled to participate in the Exchange Offers; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Registered Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Existing Notes that participates in the Exchange Offers will be required to represent to us at the time of consummation of the Exchange Offers that:

•                  it is not an affiliate of ours;

•                  it is not a broker-dealer tendering notes acquired directly from us for its own account;

•                  the Registered Notes to be received by it will be acquired in the ordinary course of its business; and

•                  it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the Registered Notes.

In addition, in connection with any resales of the Registered Notes, any broker-dealer that acquired Registered Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Registered Notes.  The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Registered Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of Registered Notes.

The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. In addition, the letter of transmittal states that if the exchange offeree is a broker-dealer that will receive Registered Notes for its own account in exchange for Existing Notes, where such Existing Notes were not acquired as a result of market-making activities or other trading activities, such broker-dealer will not be able to participate in the Exchange Offers.

We have not sought and do not intend to seek a no-action letter from the SEC with respect to the Exchange Offers, and there can be no assurance that the Staff would make a similar determination with respect to the Registered Notes as it has in such no-action letters.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Existing Notes for Registered Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts and persons holding the Registered Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax, the alternative minimum tax and the Medicare tax.

The exchange of an Existing Note for a Registered Note pursuant to the Exchange Offers (described under “Exchange Offers”) will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any taxable gain or loss upon the receipt of a Registered Note pursuant to the Exchange Offers, your holding period for a Registered Note will include the holding period of the Existing Note exchanged therefor, your adjusted tax basis in an Registered Note will be the same as the adjusted tax basis in the Existing Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning an Existing Note will continue to apply to the Registered Note received in exchange therefor.

HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of ERISA and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the Registered or any particular investor. Neither this summary nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan investor or at Plan investors generally and any such investors in the Registered Notes, or beneficial interests therein, should consult and rely on their own counsel and advisers as to whether an investment in the Registered Notes is suitable for such Plan investor. Accordingly, each prospective investor should consult with its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect such investor with respect to the investment in the Registered Notes.

ERISA and the Code impose certain requirements on (i) employee benefit plans that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code and (iii) entities whose underlying assets include plan assets by reason of such employee benefit plan or plan’s investment in such entities (each such entity, a “Plan”) and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the Registered Notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering such Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the Registered Notes satisfies these requirements.

An investor who is considering acquiring the Registered Notes with the assets of a Plan must consider whether the acquisition and holding of the Registered Notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest,” as defined in Section 3(14) of ERISA, or a “disqualified person,” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Registered Notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example, when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the United States Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include (i) Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers, (ii) United States Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60 applicable to transactions involving insurance company general accounts, (iii) PTCE 90-1 regarding investments by insurance company pooled separate accounts, (iv) PTCE 91-38 regarding investments by bank collective investment funds, (v) PTCE 84-14 regarding investments effected by a qualified professional asset manager and (vi) PTCE 96-23 regarding investments effected by an in house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the Registered Notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.

As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code to have certain provisions of Title I of ERISA apply to it (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code, but may be subject to applicable Similar Laws. A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the Registered Notes satisfies the requirements, if any, under any applicable Similar Law.

Each investor in the Registered Notes will be deemed to represent and warrant with respect to the Registered Notes that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan, (b) it is a Plan or an entity whose underlying assets include the assets of a Plan and the acquisition and holding of the Registered Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (c) it is a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any applicable Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the Registered Notes and (2) it will notify us and the Trustee with respect to the Registered Notes immediately if, at any time while holding the Registered Notes, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the Registered Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

Each purchaser or transferee of the Registered Notes that is a Plan shall be deemed to represent, warrant and agree that (i) neither Newmont nor any other persons that provide marketing services, nor any of their respective affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it or any Plan Fiduciary has relied as a primary basis in connection with its decision to invest in the Registered Notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of the Registered Notes and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Registered Notes.

This offer is not a representation by us that an acquisition of the Registered Notes meets any or all of the legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or an entity whose underlying assets include the assets of a Plan.

LEGAL MATTERS

Certain legal matters of United States federal and New York state law in connection with the validity of the Registered Notes offered hereby and in connection with the Exchange Offers will be passed upon for Newmont and the Subsidiary Guarantor by White & Case LLP.

EXPERTS

The consolidated financial statements of Newmont Goldcorp appearing in its Annual Report on Form 10-K for the year ended December 31, 2018 (including the financial statement schedule appearing therein) incorporated by reference herein, and the effectiveness of Newmont Goldcorp’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Goldcorp as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, including the accompanying notes, incorporated by reference herein, and the effectiveness of Goldcorp’s internal control over financial reporting as of December 31, 2018 and 2017, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports thereon, which are included therein and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

Donald Doe, Newmont’s Group Executive, Reserves & Resources, is a Society for Mining, Metallurgy and Exploration Registered Member and the Competent Person responsible for the preparation of the scientific and technical information concerning our mineral properties incorporated by reference into this prospectus.  The reserves disclosed and incorporated by reference in this prospectus have been prepared in compliance with Industry Guide 7.  We have determined that such reserves would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum.  For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference in this prospectus and our Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations, as filed from time to time, with the SEC in the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC’s web site at http://www.sec.gov.  The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus.  We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC.  These documents contain important information about us and our financial condition.  The footnotes to the financial statements within certain of these documents contain financial information for Newmont USA Limited.

Newmont SEC Filings (File No. 001-31240)	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2019 annual meeting of stockholders, filed April 16, 2019, incorporated by reference therein)	Year ended December 31, 2018

Quarterly Report on Form 10-Q	Quarter ended March 31, 2019

Current Reports on Form 8-K

Filed January 14, 2019, February 4, 2019, March 4, 2019, March 12, 2019, March 14, 2019, March 25, 2019, March 27, 2019, April 1, 2019, April 4, 2019, April 10, 2019, April 11, 2019, April 15, 2019, April 22, 2019, April 23, 2019, June 5, 2019 and June 7, 2019

Registration Statement on Form 8-A (containing the description of our common stock)	Filed February 15, 2002

Goldcorp SEC Filings (File No. 001-12970)	Period
Exhibit 99.3 of Annual Reports on Form 40-F	Year ended December 31, 2018 and year ended December 31, 2017

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus.  However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K.  Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Newmont Goldcorp Corporation
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111
Attn: Newmont Investor Relations
(303) 837-5484
jessica.largent@newmont.com

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.  You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

NEWMONT GOLDCORP CORPORATION

Offers to Exchange

Any and all of the outstanding 3.625% Notes due 2021
for registered 3.625% Notes due 2021

Any and all of the outstanding 3.700% Notes due 2023
for registered 3.700% Notes due 2023

Any and all of the outstanding 5.450% Notes due 2044
for registered 5.450% Notes due 2044

PROSPECTUS

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Each of Article Tenth of the Certificate of Incorporation of Newmont and Article VIII of the Restated Certificate of Incorporation of Newmont USA provides that its directors shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL as from time to time in effect.

The By-Laws of Newmont provide that each person who is serving or served as director or officer of Newmont, or is serving or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee at the request of Newmont and his or her testator or intestate, shall be indemnified by Newmont in accordance with and to the full extent permitted by the DGCL. Article VI of the By-Laws of Newmont facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont and the director or officer. The By-Laws of Newmont USA provide that each person who is serving or served as director or officer of Newmont USA, or is serving or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee at the request of Newmont USA and his or her testator or intestate, shall be indemnified by Newmont USA in accordance with and to the full extent permitted by the DGCL. Article V of the By-Laws of Newmont USA facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont USA and the director or officer.

Section 145 of the DGCL authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.

In addition, each of Newmont and Newmont USA has obtained a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities under the Securities Act of 1933, as amended, subject to applicable retentions.

Item 21.  Exhibits and Financial Statement Schedules.

(a)                                 Exhibits.

Exhibit Number		Description

2.1	—

Arrangement Agreement, dated as of January 14, 2019, by and among Newmont Goldcorp Corporation (“Newmont”) and Goldcorp Inc. Incorporated by reference to Exhibit 2.1 to Newmont’s Form 8-K filed with the Securities and Exchange Commission on January 14, 2019.

2.2	—

First Amendment to Arrangement Agreement, dated as of February 19, 2019, by and among Newmont and Goldcorp Inc., filed herewith. Incorporated by reference to Exhibit 2.5 to Newmont’s Form 10-K filed with the Securities and Exchange Commission on February 21, 2019.

3.1	—

Amended and Restated Certificate of Incorporation of Newmont, dated April 17, 2019. Incorporated by reference to Exhibit 3.1 to Newmont’s Form 8-K, filed with the Securities and Exchange Commission on April 22, 2019.

3.2	—

By-Laws of Newmont, amended and restated effective as of April 23, 2019. Incorporated by reference to Exhibit 3.2 to Newmont’s Form 10-Q for the period ended March 31, 2019, filed with the Securities and Exchange Commission on April 25, 2019.

3.3	—	Restated Certificate of Incorporation of Newmont USA Limited, dated as of February 15, 2002, filed herewith.

3.4	—	Certificate of Amendment, dated as of February 22, 2002, to the Restated Certificate of Incorporation of Newmont USA Limited, dated as of February 15, 2002, filed herewith.

3.5	—	Certificate of Amendment, dated as of July 3, 2002, to the Restated Certificate of Incorporation of Newmont USA Limited, dated as of February 15, 2002, filed herewith.

3.6	—	Amended and Restated By-Laws of Newmont USA Limited adopted on June 1, 2014, filed herewith.

4.1	—

Indenture, dated as of April 22, 2019, by and among Newmont, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A. Incorporated by reference to Exhibit 4.1 to Newmont’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2019.

4.2	—

Form of 3.625% Notes due 2021 issued pursuant to Indenture, dated as of April 22, 2019, by and among Newmont, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A. Incorporated by reference to Exhibit 4.2 to Newmont’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2019.

4.3	—

Form of 3.700% Notes due 2023 issued pursuant to Indenture, dated as of April 22, 2019, by and among Newmont, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A. Incorporated by reference to Exhibit 4.3 to Newmont’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2019.

4.4	—

Form of 5.450% Notes due 2044 issued pursuant to Indenture, dated as of April 22, 2019, by and among Newmont, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A. Incorporated by reference to Exhibit 4.4 to Newmont’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2019.

4.5	—

Registration Rights Agreement, dated as of April 22, 2019, by and among Newmont, Newmont USA Limited, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC. Incorporated by reference to Exhibit 4.5 to Newmont’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2019.

5.1	—	Opinion of White & Case LLP, filed herewith.

21	—	Subsidiaries of Newmont, filed herewith.

23.1	—	Consent of Ernst & Young LLP, filed herewith.

23.2	—	Consent of Deloitte LLP, filed herewith.

23.3	—	Consent of White & Case LLP, included in Exhibit 5.1.

24.1	—	Power of Attorney of Newmont, filed herewith.

24.2	—	Power of Attorney of Newmont USA Limited, filed herewith.

25	—

Form T-1 statement of eligibility under the Trust Indenture Act of 1939 as amended of The Bank of New York Mellon Trust Company, N.A. as Trustee for the Indenture, dated as of April 22, 2019, filed herewith.

99.1	—	Form of Letter of Transmittal, filed herewith.

Item 22.  Undertakings.

(a)                                 Each of the undersigned co-registrants hereby undertakes:

(1)                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                  That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                  That, for purposes of determining liability under the Securities Act to any purchaser:

(i)                 each prospectus filed by the co-registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)              each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the co-registrants under the Securities Act to any purchaser in the initial distribution of securities, that, in a primary offering of securities of the undersigned co-registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned co-registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of the undersigned co-registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)              Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned co-registrants or used or referred to by the undersigned co-registrants;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned co-registrants or their securities provided by or on behalf of the undersigned co-registrants; and

(iv)          Any other communication that is an offer in the offering made by the undersigned co-registrants to the purchaser.

(6)                  That, for purposes of determining any liability under the Securities Act, each filing of the co-registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)                  That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, such co-registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10)           Each of the undersigned co-registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)           Each of the undersigned co-registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 28th day of June, 2019.

NEWMONT GOLDCORP CORPORATION

By:	/s/ Nancy Lipson
Nancy Lipson
Executive Vice President and General Counsel

Pursuant to the requirements of this Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of June, 2019.

Signature	Title

*	President, Chief Executive Officer and Director
Gary J. Goldberg	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer
Nancy K. Buese	(Principal Financial Officer)

*	Vice President, Controller and Chief Accounting Officer
John W. Kitlen	(Principal Accounting Officer)

Noreen Doyle*	Non-Executive Chair
Gregory H. Boyce*	Director
Bruce R. Brook*	Director
J. Kofi Bucknor*	Director
Joseph A. Carrabba*	Director
Veronica M. Hagen*	Director
Sheri E. Hickok*	Director
René Médori*	Director
Jane Nelson*	Director
Julio M. Quintana*	Director
Molly P. Zhang*	Director

*By:	/s/ Nancy Lipson
Nancy Lipson
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 28th day of June, 2019.

NEWMONT USA LIMITED

By:	/s/ Nancy Lipson
Nancy Lipson
Director and Vice President

Pursuant to the requirements of this Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of June, 2019.

Signature	Title

*	President
Todd White	(Principal Executive Officer)

*	Director, Vice President and Chief Financial Officer
Nancy K. Buese	(Principal Financial Officer)

*	Vice President and Controller
John W. Kitlen	(Principal Accounting Officer)

Rob Atkinson *	Director
Randy Engel *	Director
Nancy Lipson *	Director

*By:	/s/ Nancy Lipson
Nancy Lipson
Attorney-in-Fact